Exhibit 4.1

                                                                   FINAL VERSION


                   FIRST DEED OF AMENDMENT TO THE INTERCOMPANY
                           LOAN TERMS AND CONDITIONS



                            DATED 25TH NOVEMBER, 2003


                        PERMANENT FUNDING (NO. 1) LIMITED

                                       AND

                         PERMANENT FINANCING (NO. 1) PLC

                                       AND

                         PERMANENT FINANCING (NO. 2) PLC

                                       AND

                              THE BANK OF NEW YORK

                                       AND

                                 CITIBANK, N.A.






                                  ALLEN & OVERY
                                     London

                                    CONTENTS

CLAUSE                                                                     PAGE

1.       Interpretation.......................................................4
2.       Amendments To The Original Intercompany Loan Terms and Conditions....4
3.       Amendments...........................................................4
4.       Exclusion of Third Party Rights......................................4
5.       Counterparts and Severability........................................4
6.       Governing Law and Jurisdiction.......................................5

Signatories...................................................................6


Appendix

THIS FIRST DEED OF AMENDMENT TO THE INTERCOMPANY LOAN TERMS AND CONDITIONS is made on 25th November, 2003

BETWEEN:

(1) PERMANENT FUNDING (NO. 1) LIMITED (registered number 4267660), a private limited company incorporated under the laws of England and Wales, whose registered office is at Blackwell House, Guildhall Yard, London EC2V 5AE (FUNDING 1);

(2) PERMANENT FINANCING (NO. 1) PLC (registered number 4416192), a public limited company incorporated under the laws of England and Wales, whose registered office is at Blackwell House, Guildhall Yard, London EC2V 5AE (the FIRST ISSUER);

(3) PERMANENT FINANCING (NO. 2) PLC (registered number 4623188), a public limited company incorporated under the laws of England and Wales, whose registered office is at Blackwell House, Guildhall Yard, London EC2V 5AE (the SECOND ISSUER);

(4) THE BANK OF NEW YORK, whose principal office is at One Canada Square, London E14 5AL in its capacity as Security Trustee; and

(5) CITIBANK, N.A., acting through its office is at 5 Carmelite Street, London EC4Y 0PA and acting in its capacity as the Agent Bank.

WHEREAS:

(A) On 14th June, 2002 the First Issuer made a loan to Funding 1 on the terms set out in the terms and conditions signed for the purposes of identification by Funding 1, the Agent Bank and the Security Trustee on 14th June, 2002 (the ORIGINAL INTERCOMPANY LOAN TERMS AND CONDITIONS) and a separate intercompany loan confirmation dated 14th June, 2002 (the FIRST ISSUER INTERCOMPANY LOAN CONFIRMATION (together the FIRST ISSUER INTERCOMPANY LOAN AGREEMENT).

(B) On 6th March, 2003 the Second Issuer made a loan to Funding 1 on the terms set out in the Original Intercompany Loan Terms and Conditions and a separate intercompany loan confirmation dated 6th March, 2003 (the SECOND ISSUER INTERCOMPANY LOAN CONFIRMATION (together the SECOND ISSUER INTERCOMPANY LOAN AGREEMENT).

(C) From time to time Funding 1 may enter into new intercompany loan agreements with New Issuers on the terms set out in the Intercompany Loan Terms and Conditions (as amended and restated in the manner set out in this Deed and from time to time) and the relevant new intercompany loan confirmation (each a NEW INTERCOMPANY LOAN CONFIRMATION and together with the Intercompany Loan Terms and Conditions a NEW INTERCOMPANY LOAN AGREEMENT).

(D) The parties to the First Intercompany Loan Agreement and the Second Intercompany Loan Agreement have agreed to amend and restate the Original Intercompany Loan Terms and Conditions as set out herein.

NOW THIS DEED WITNESSES as follows:

1.     INTERPRETATION

1.1 The amended and restated master definitions and construction schedule signed by, amongst others, the parties to this Deed and dated 25th November, 2003 (as the same may be amended, varied or supplemented from time to time with the consent of the parties to this Deed) (the MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) are expressly and specifically incorporated into this Deed and, accordingly, the expressions defined in the Master Definitions and Construction Schedule (as so amended, varied or supplemented from time to time) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Deed, including the Recitals hereto and this Deed shall be construed in accordance with the interpretation provisions set out in Clause 2 of the Master Definitions and Construction Schedule.

1.2 The Intercompany Loan Terms and Conditions as amended and restated pursuant to this Deed will be referred to as the First Amended and Restated Intercompany Loan Terms and Conditions and/or the Intercompany Loan Terms and Conditions, as the context so requires.

2.     AMENDMENTS TO THE ORIGINAL INTERCOMPANY LOAN TERMS AND CONDITIONS

2.1 Upon execution of this Deed by the parties hereto, the Original Intercompany Loan Terms and Conditions shall be and hereby are amended and restated in the form set out in the form of Appendix 1 hereto and the First Issuer Intercompany Loan Agreement and the Second Intercompany Loan Agreement will be deemed to be amended so that references to the Intercompany Loan Terms and Conditions signed by Funding 1, the Security Trustee and the Agent Bank for the purposes of identification on 14th June, 2002, shall be construed as the Intercompany Terms and Conditions as amended and restated by this Deed.

3.     AMENDMENTS

       Subject to Clause 25.8 of the Funding 1 Deed of Charge (Supplemental Provisions Regarding the Security Trustee), any amendments to this Deed will be made only with the prior written consent of each party to this Deed.

4.     EXCLUSION OF THIRD PARTY RIGHTS

       The parties to this Deed do not intend that any term of this Deed should be enforced, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Deed.

5.     COUNTERPARTS AND SEVERABILITY

5.1 This Deed may be executed in any number of counterparts (manually or by facsimile) and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

5.2 Where any provision in or obligation under this Deed shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations under this Deed, or of such provision or obligation in any other jurisdiction, shall not be affected or impaired thereby.

6.     GOVERNING LAW AND  JURISDICTION

6.1    This Deed is governed by the laws of England.

6.2 Each party to this Deed hereby irrevocably submits to the non-exclusive jurisdiction of the English courts in any action or proceeding arising out of or relating to this Deed, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined by such courts. Each party to this Deed hereby irrevocably waives, to the fullest extent it may possibly do so, any defence or claim that the English courts are an inconvenient forum for the maintenance or hearing of such action or proceeding.

DULY EXECUTED AND DELIVERED AS A DEED by each of the parties hereto or on its behalf on the date appearing on page 1.

                                   SIGNATORIES

FUNDING 1

EXECUTED as a DEED by                                )
PERMANENT FUNDING (NO. 1)                            )
LIMITED acting by two                                )
directors/a director and the secretary               )

Director: DAVID BALAI

Director: JAMES GARNER SMITH MACDONALD





FIRST ISSUER

EXECUTED as a DEED by                                )
PERMANENT FINANCING (NO. 1)                          )
PLC acting by two                                    )
directors/a director and the secretary               )

Director: DAVID BALAI

Director: JAMES GARNER SMITH MACDONALD





SECOND ISSUER

EXECUTED as a DEED by                                )
PERMANENT FINANCING (NO. 2)                          )
PLC acting by two                                    )
directors/a director and the secretary               )

Director: DAVID BALAI

Director: JAMES GARNER SMITH MACDONALD

AGENT BANK

EXECUTED as a DEED on behalf of
CITIBANK, N.A., a company incorporated in            )
the United States of America,                        )
in its capacity as Agent Bank                        )
by                                                   )GEORGIA MITCHELL

being a person who, in accordance with the laws of that territory, is acting under the authority of the company



SECURITY TRUSTEE

EXECUTED as a DEED by                                )KATE RUSSELL
THE BANK OF NEW YORK                                 )
acting by its attorney in the presence of            )

Witness: M. AFSHAR

Name: M. AFSHAR

Address: ALLEN & OVERY, LONDON

                                   APPENDIX 1

           AMENDED AND RESTATED INTERCOMPANY LOAN TERMS AND CONDITIONS

                     INTERCOMPANY LOAN TERMS AND CONDITIONS

                        PERMANENT FUNDING (NO. 1) LIMITED

                                    CONTENTS

CLAUSE                                                                      PAGE

1.  Interpretation............................................................11
2.  The Term Advances.........................................................11
3.  Purpose...................................................................12
4.  Limited Recourse..........................................................13
5.  Utilisation of the Term Advances..........................................13
6.  Interest..................................................................14
7.  Repayment.................................................................16
8.  Prepayment................................................................16
9.  Taxes.....................................................................17
10. Illegality................................................................17
11. Mitigation................................................................18
12. Representations and Warranties of Funding 1...............................18
13. Covenants.................................................................20
14. Default...................................................................23
15. Default Interest and Indemnity............................................24
16. Payments..................................................................25
17. Entrenched Provisions.....................................................26
18. Further Provisions........................................................26
19. Redenomination............................................................28
20. Governing Law.............................................................28


SCHEDULE

1.  Amended and Restated Intercompany Loan Terms And Conditions................8
2.  Notice of Drawdown of a Term Advance......................................29
3.  Solvency Certificate......................................................30
4.  Form of Relevant Intercompany Loan Confirmation...........................32


Signatories.....................................................................

TERMS AND CONDITIONS MADE ON 14TH JUNE, 2002 and signed on the front page hereof for the purposes of identification by Permanent Funding (No. 1) Limited, Citibank, N.A., London Branch (in its capacity as Agent Bank) and State Street Bank and Trust Company (in its capacity as Security Trustee).

WHEREAS:

(A) On 14th June, 2002 Permanent Financing (No. 1) PLC (the FIRST ISSUER) shall make a loan to Permanent Funding (No. 1) Limited (FUNDING 1) on the terms set out in these terms and conditions (the INTERCOMPANY LOAN TERMS AND CONDITIONS) and the separate intercompany loan confirmation dated 14th June, 2002 (the FIRST ISSUER INTERCOMPANY LOAN CONFIRMATION (together the FIRST ISSUER INTERCOMPANY LOAN AGREEMENT).

(B) From time to time Funding 1 may enter into new intercompany loan agreements with New Issuers which shall be made on the terms set out in these Intercompany Loan Terms and Conditions (as the same may be amended from time to time in the manner set out herein) and the relevant new intercompany loan confirmation (each a NEW INTERCOMPANY LOAN CONFIRMATION and together with the Intercompany Loan Terms and Conditions a NEW INTERCOMPANY LOAN AGREEMENT).

1.     INTERPRETATION

1.1 Terms used but not otherwise defined in these Intercompany Loan Terms and Conditions shall, except where the context otherwise requires and save where otherwise defined in these Intercompany Loan Terms and Conditions or the relevant Intercompany Loan Agreement, have the meanings given to them in the master definitions and construction schedule dated 25th November, 2003 and signed by the parties to the Transaction Documents (as the same may be amended, varied or supplemented from time to time with the consent of the parties to the Transaction Documents) (the MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) and these Intercompany Loan Terms and Conditions shall be construed accordingly. References in these Intercompany Loan Terms and Conditions to the Intercompany Loan Agreement shall include references to these Intercompany Loan Terms and Conditions as incorporated into the Intercompany Loan Agreement by way of reference and shall be construed accordingly.

2.     THE TERM ADVANCES

2.1    CONDITIONS PRECEDENT

       Save as the Issuer and the Security Trustee may otherwise agree, the Term Advances will not be available for utilisation unless:

       (a) Funding 1 and the Issuer have signed an Intercompany Loan Confirmation (substantially in the form set out in Schedule 3 to these Intercompany Loan Terms and Conditions);

       (b) the Security Trustee has confirmed to Funding 1 that it or its advisers have received all of the information and documents listed in Schedule 1 to the Intercompany Loan Confirmation in form and substance satisfactory to the Security Trustee; and

                                  ALLEN & OVERY
                                Allen & Overy LLP
                                     London

       (c) the conditions set out in Clause 5.1 (Drawdown conditions relating to the Term Advances) have been satisfied.

2.2    NEW INTERCOMPANY LOAN AGREEMENTS

       Funding 1 may at any time, by written notice to the Security Trustee and the Rating Agencies, enter into a New Intercompany Loan Agreement with a New Issuer and draw additional term advances thereunder (each a NEW TERM ADVANCE). Each New Term Advance will be financed by the issue of New Notes by the New Issuer, and will only be permitted if the following conditions precedent are satisfied on the relevant Drawdown Date:

       (a) the proceeds of the New Intercompany Loan are used by Funding 1 in accordance with Clause 3.1 (Purpose and application of the Term Advances) hereof;

       (b) each of the Rating Agencies confirms in writing to the Security Trustee that there will not, as a result of the New Issuer issuing any New Notes or Funding 1 entering into any additional agreements as a result of entering into the New Intercompany Loan, be any adverse effect on the then current ratings by the Rating Agencies of the existing Notes of any Issuer, the proceeds of which have been advanced to Funding 1 pursuant to, inter alia, these Intercompany Loan Terms and Conditions;

       (c) no Intercompany Loan Event of Default under any Intercompany Loan Agreement is continuing or unwaived at the relevant Drawdown Date;

       (d) the Principal Deficiency Ledger does not have a debit balance as at the relevant Drawdown Date; and

       (e)    any  other  relevant   conditions   precedent   specified  in  the
              Intercompany  Loan  Confirmation.

3.     PURPOSE

3.1    PURPOSE AND APPLICATION OF THE TERM ADVANCES

       The Term Advances shall be used by Funding 1 either:

       (a) to pay the Seller (in whole or in part) for New Loans to be assigned to the Mortgages Trustee pursuant to the terms of the Mortgage Sale Agreement (which shall increase the Funding 1 Share of the Trust Property); and/or

       (b) to acquire a portion of the Current Seller Share of the Trust Property from the Seller pursuant to the terms of the Mortgages Trust Deed; and/or

       (c) to refinance the existing debt of Funding 1, including any existing Intercompany Loan.

3.2    APPLICATION OF AMOUNTS

       Without prejudice to the obligations of Funding 1 under this Clause 3, neither the Security Trustee nor any of the Funding 1 Secured Creditors shall be obliged to concern themselves as to the application of amounts drawn by Funding 1 under the Intercompany Loan Agreement.

4.     LIMITED RECOURSE

4.1    RECOURSE LIMITED TO AVAILABLE FUNDS

       Each of the Issuer and the Security Trustee agree that the liability of Funding 1 in respect of its obligations to repay principal and pay interest or any other amounts due under the Intercompany Loan Agreement or for any breach of any other representation, warranty, covenant or undertaking of Funding 1 under the Intercompany Loan Agreement, shall be limited to amounts standing to the credit of the Funding 1 Transaction Account and the Funding 1 GIC Account from time to time (including, for the avoidance of doubt, amounts received by Funding 1 in respect of the Funding 1 Share of the Trust Property and from the Funding 1 Swap Provider); provided that the application of such amounts to the discharge of Funding 1's obligations under an Intercompany Loan Agreement shall be subject to the terms of the Funding 1 Deed of Charge and the relevant Funding 1 Priority of Payments in all cases.

4.2    SHORTFALL ON FINAL REPAYMENT DATE IN RESPECT OF CERTAIN TERM ADVANCES

(a) Clause 4.2(b) will only apply to those Term Advances specified in the Intercompany Loan Confirmation.

(b)    On the  Final  Repayment  Date of an  Intercompany  Loan,  the  amount of interest and principal due and payable on the Term AA Advances or Term BBB Advances of that Intercompany Loan shall be an amount equal to the sum available to pay all outstanding interest and/or principal amounts due (including interest and principal amounts deferred and unpaid) on such Term Advance after paying amounts of a higher order of priority in accordance with the relevant Funding 1 Priority of Payments. To the extent that on the Final Repayment Date of an Intercompany Loan there is a shortfall between the amount available to pay such interest and principal on the Term AA Advances or Term BBB Advances of that Intercompany Loan and the amount required to pay such interest and principal on such Term Advance, then shall shortfall shall be extinguished on the Final Repayment Date of such Term Advance and Funding 1 shall have no further liability therefor.

5.     UTILISATION OF THE TERM ADVANCES

5.1    DRAWDOWN  CONDITIONS RELATING TO THE TERM ADVANCES

       Save as otherwise provided in the Intercompany Loan Agreement, the Term Advances will be made available by the Issuer to Funding 1 on the Closing Date if:

       (a) the Notes have been issued by the Issuer and the subscription proceeds have been received by or on behalf of the Issuer;

       (b) not later than 2.00 p.m. (London time) on the Closing Date (or such later time as may be agreed in writing by Funding 1, theIssuer and the Security Trustee), the Issuer and the Security Trustee have received from Funding 1 a Drawdown Notice requesting a drawing under the Intercompany Loan Agreement, receipt of which shall (subject to the terms of the Intercompany Loan Agreement and to the issue of the Notes by the Issuer) oblige Funding 1 to borrow the whole of the amount requested in the Drawdown Notice on the date stated in the Drawdown Notice (which shall be the Closing
              Date) upon the terms and subject to the conditions contained in the Intercompany Loan Agreement;

       (c)    Funding 1 has confirmed in the relevant Drawdown Notice that:

              (i) no Intercompany Loan Event of Default has occurred and is continuing unremedied (if capable of remedy) or unwaived or would result from the making of the Term Advances;

              (ii) the representations set out in Clause 12 (Representations and Warranties of Funding 1) are true on and as of the Closing Date by reference to the facts and circumstances then existing;

       (d) the aggregate principal amount of the Term Advances to be drawn on the Drawdown Date would not exceed the amount available for drawing under the Intercompany Loan Agreement as at the relevant Drawdown Date; and

       (e) Funding 1 has delivered a solvency certificate substantially in the form set out in Schedule 2 to these Intercompany Loan Terms and Conditions.

5.2    SINGLE DRAWING OF THE TERM ADVANCES

       Each of the Term Advances will only be available for drawing in one amount by Funding 1 on the Drawdown Date subject to satisfaction of the matters specified in Clause 2.1 (Conditions precedent) and Clause 5.1 (Drawdown conditions relating to the Term Advances).

6.     INTEREST

6.1    INTEREST PERIODS

(a) The first Interest Period will commence on (and include) the Drawdown Date of the Term Advances and end on (but exclude) the first Funding 1 Interest Payment Date falling thereafter. Each subsequent Interest Period shall commence on (and include) a Funding 1 Interest Payment Date and end on (but exclude) the next following Funding 1 Interest Payment Date.

(b) Whenever it is necessary to compute an amount of interest in respect of the Term Advances for any period (including any Interest Period), such interest shall be calculated on the basis of actual days elapsed in a 365 day year.

6.2    DETERMINATION OF TERM ADVANCE RATES OF INTEREST

(a) The rate of interest payable in respect of each Term Advance (each a TERM ADVANCE RATE OF INTEREST and together the TERM ADVANCE RATES OF INTEREST) shall be determined on the basis of the provisions set out below:

       (i) On the first TERM ADVANCE INTEREST DETERMINATION DATE (being the first day of the Interest Period for which the rate will apply) of the Term Advances, the Agent Bank will determine the Term Advance Rates of Interest in accordance with the provisions of the Intercompany Loan Confirmation;

       (ii) on each subsequent Term Advance Interest Determination Date, the Agent Bank will determine the Relevant Screen Rate in respect of each Term Advance as at or about 11.00 a.m. (London time) on the Term Advance Interest Determination Date in question. If the Relevant Screen Rate is unavailable, the Agent Bank will request the principal London office of each of the Reference Banks to provide the Agent Bank with its offered quotation to leading banks for three-month Sterling deposits of (pound)10,000,000 in the London inter-bank market as at or about 11.00 a.m. (London time) on the Term Advance Interest Determination Date and the Term Advance Rates of Interest for the relevant Interest Period shall be the aggregate of (A) the Relevant Margin (as defined in the relevant Intercompany Loan Confirmation) for the Term Advances and
              (B) the Relevant Screen Rate for the Term Advances or, if the Relevant Screen Rate is unavailable, the linear interpolation of the arithmetic mean of such offered quotations for three-month Sterling deposits (rounded upwards, if necessary, to five decimal places); and

       (iii) if on any Term Advance Interest Determination Date, the Relevant Screen Rate is unavailable and only two or three of the Reference Banks provide offered quotations, the Term Advance Rates of Interest for the relevant Interest Period shall be determined in accordance with the provisions of sub-paragraph (i) or, as the case may be, (ii) above on the basis of the offered quotations of those Reference Banks providing such quotations. If, on any such Term Advance Interest Determination Date, only one or none of the Reference Banks provide the Agent Bank with such an offered quotation, the Agent Bank shall forthwith consult with the Security Trustee and the Issuer for the purposes of agreeing two banks (or, where one only of the Reference Banks provided such a quotation, one additional bank) to provide such a quotation or quotations to the Agent Bank (which bank or banks are in the opinion of the Security Trustee suitable for such purpose) and the Term Advance Rates of Interest for the Interest Period in question shall be determined, as aforesaid, on the basis of the offered quotations of such banks as so agreed (or, as the case may be, the offered quotations of such bank as so agreed and the relevant Reference Bank). If no such bank or banks is or are so agreed or such bank or banks as so agreed does or do not provide such a quotation or quotations, then the Term Advance Rates of Interest for the relevant Interest Period shall be the Term Advance Rates of Interest in effect for the last preceding Interest Period to which sub-paragraph (i) or sub-paragraph (ii), as the case may be, shall have applied but taking account of any change in the Relevant Margin.

       There will be no maximum or minimum Term Advance Rate of Interest.

(b) The Agent Bank shall, as soon as practicable after 11.00 a.m. (London time) on each Term Advance Interest Determination Date, determine and notify the Issuer, Funding 1, the Cash Manager and the Security Trustee of (i) the Term Advance Rates of Interest applicable to the relevant Interest Period and (ii) the sterling amount (the INTEREST AMOUNT) payable in respect of such Interest Period in respect of the Outstanding Principal Balance of each Term Advance. The Interest Amount in respect of each Term Advance shall be determined by applying the relevant Term Advance Rate of Interest to the Outstanding Principal Balance of the relevant Term Advance, multiplying the sum by 365 days and rounding the resultant figure to the nearest pence (half a pence being rounded upwards).

(c) If the Agent Bank does not at any time for any reason determine the Term Advance Rate of Interest and/or calculate the Interest Amount for any of the Term Advances in accordance with the foregoing paragraphs, the Security Trustee shall (i) determine the Term Advance Rate of Interest at such rate as (having such regard as it shall think fit to the procedure described above) it shall deem fair and reasonable in all the circumstances and/or (as the case may be) (ii) calculate the Interest Amount for each Term Advance in the manner specified in Clause 6.2(a) and any such determination and/or calculation shall be deemed to have been made by the Agent Bank.

(d) All notifications, opinions, determinations, certificates, calculations, quotations and decisions given, expressed, made or obtained for the purposes of this Clause 6, whether by the

       Reference Banks (or any of them) or any other bank or the Agent Bank or the Security Trustee shall (in the absence of wilful default, bad faith or manifest error) be binding on Funding 1, the Issuer, the Cash Manager, the Reference Banks, such bank, the Agent Bank, the Security Trustee and (in such absence as aforesaid) no liability to Funding 1 shall attach to the Issuer, the Reference Banks, such bank, the Agent Bank, the Security Trustee or the Cash Manager in connection with the exercise or non-exercise by them or any of them of their powers, duties and discretions hereunder.

7.     REPAYMENT

7.1    REPAYMENT ON FUNDING 1 INTEREST PAYMENT DATES

         Each Term Advance shall be repaid in instalments on the Funding 1 Interest Payment Dates and in the amounts specified in the Intercompany Loan Confirmation.

7.2    TERM ADVANCE RATINGS DETERMINE ORDER OF REPAYMENT

(a) Unless otherwise specified in the Intercompany Loan Confirmation, each Term Advance shall be repaid (as to both interest and principal) in accordance with the Term Advance Rating of that Term Advance, such that, to the extent that amounts are due and payable on more than one Term Advance on any Funding 1 Interest Payment Date, the Term Advance with the highest Term Advance Rating shall be repaid (as to both interest and principal) ahead of the Term Advances with the next highest Term Advance Rating, down to the Term Advances with the lowest Term Advance Rating being repaid (as to both interest and principal) only after all of the Term Advances with higher Term Advance Ratings have been repaid.

(b) The Term Advances shall be funded by the issue of a class or classes of Notes to be issued by the Issuer. The Term Advance Ratings shall be determined by the rating assigned by the Rating Agencies to the relevant class of Notes on the Closing Date. If the ratings assigned to a class of Notes by any Rating Agency changes after the Closing Date, then that shall not affect the designated Term Advance Ratings. If the ratings assigned to two or more Term Advances (including any New Term Advances) are the same, then those Term Advances and New Term Advances will be repaid (as to both interest and principal) pro rata and pari passu (but subject to the relevant Schedule Repayment Dates and permitted repayment dates thereof). If the ratings assigned to a class of Notes by the Rating Agencies are not consistent, then the affected Term Advance will reflect all the ratings assigned to it and Funding 1 will make payments on such Term Advance after making payments on Term Advances with a Term Advance Rating equivalent to or higher than the highest of the ratings assigned to the affected Term Advance and before Term Advances with a Term Advance Rating equivalent to or lower than the lowest of the ratings assigned to the affected Term Advance (unless otherwise agreed with the Security Trustee and the Rating Agencies).

(c) The Term Advance Ratings for each Term Advance are specified in the Intercompany Loan Confirmation.

8.     PREPAYMENT

8.1    PREPAYMENT FOR TAXATION OR OTHER REASONS

       If:

       (a) the total Interest Amount in relation to the Intercompany Loan for any Interest Period ceases to be receivable (on account of any present or future Taxes, duties, assessments or governmental charges of whatever nature); or

       (b)    a  Term  Advance   becomes  illegal  as  described  in  Clause  10
              (Illegality); or

       (c) the Issuer is required to deduct or withhold from any payment of principal, interest or premium in respect of its Notes any amount for or on account of Tax,

       then, without prejudice to the obligations of Funding 1 under Clause 10 (Illegality) and subject to Clause 11 (Mitigation), Funding 1 may, on any Funding 1 Interest Payment Date having given not more than 60 days and not less than 30 days' (or such shorter period as may be required by any relevant law in the case of any Term Advance which becomes illegal pursuant to Clause 10 (Illegality)) prior written notice to the Issuer and the Security Trustee (or on or before the latest date permitted by the relevant law in the case of Clause 10 (Illegality)) and while the relevant circumstances continue, prepay all but not some only of all of the Term Advances without penalty or premium but subject to Clause 15 (Default Interest and Indemnity).

8.2    APPLICATION OF MONIES

       The Issuer hereby agrees to apply any amounts received by way of prepayment pursuant to Clauses 7.1 (Repayment on Funding 1 Interest Payment Dates) and 8.1 (Prepayment for taxation or other reasons) in making prepayments under the Notes.

8.3    FUNDING 1 LEDGERS

       Funding 1 shall maintain, or cause to be maintained, the Funding 1 Ledgers in accordance with the Cash Management Agreement.

9.     TAXES

9.1    NO GROSS UP

       All payments by Funding 1 under the Intercompany Loan Agreement shall be made without any deduction or withholding for or on account of and free and clear of, any Taxes, except to the extent that Funding 1 is required by law to make payment subject to any Taxes.

9.2    TAX RECEIPTS

       All Taxes required by law to be deducted or withheld by Funding 1 from any amounts paid or payable under the Intercompany Loan Agreement shall be paid by Funding 1 when due and Funding 1 shall, within 30 days of the payment being made, deliver to the Issuer evidence satisfactory to that Issuer (including all relevant Tax receipts) that the payment has been duly remitted to the appropriate authority.

10.    ILLEGALITY

       If, at any time, it is unlawful for the Issuer to make, fund or allow to remain outstanding a Term Advance made or to be made by it under the Intercompany Loan Agreement, then the Issuer shall, promptly after becoming aware of the same, deliver to Funding 1, the Security Trustee and the Rating Agencies a legal opinion to that effect from reputable counsel and if the Issuer so requires, Funding 1 shall promptly to the extent necessary to cure such illegality prepay all the Term Advances subject to and in accordance with the provisions of Clause 8.1 (Prepayment for taxation or other reasons).

11.    MITIGATION

       If circumstances arise in respect of the Issuer which would, or would upon the giving of notice, result in:

       (a)    the  prepayment  of  the  Term  Advances  pursuant  to  Clause  10
              (Illegality);

       (b) a withholding or deduction from the amount to be paid by Funding 1 on account of Taxes, pursuant to Clause 9 (Taxes),

       then, without in any way limiting, reducing or otherwise qualifying the obligations of Funding 1 under this Agreement, the Issuer shall:

       (i) promptly upon becoming aware of the circumstances, notify the Security Trustee, Funding 1 and the Rating Agencies; and

       (ii) upon written request from Funding 1, take such steps as may be practical to mitigate the effects of those circumstances including (without limitation) the assignment of all its rights under the Intercompany Loan Agreement to, and assumption of all its obligations under that Intercompany Loan Agreement by, another company satisfactory to the Security Trustee, which is willing to participate in the relevant Term Advances in its place and which is not subject to (a) and/or (b) above, provided that no such transfer or assignment and transfer may be permitted unless the Rating Agencies confirm in writing to the Issuer and the Security Trustee that there will be no downgrading of the then current rating of the Notes of any Issuer as a result and Funding 1 indemnifies the Issuer and the Security Trustee for any reasonable costs and expenses properly incurred as a result of such transfer or assignment.

12.    REPRESENTATIONS AND WARRANTIES OF FUNDING 1

12.1   REPRESENTATIONS AND WARRANTIES

       Funding 1 makes the representations and warranties set out in this Clause 12 to the Issuer and the Security Trustee (as trustee for each of the Funding 1 Secured Creditors).

12.2   STATUS

(a) It is a limited liability company duly incorporated, validly existing and registered under the laws of the jurisdiction in which it is incorporated, capable of being sued in its own right and not subject to any immunity from any proceedings.

(b) It has the power to own its property and assets and to carry on its business as it is being conducted.

12.3   POWERS AND AUTHORITY

       It has the power to enter into, perform and deliver, and has taken all necessary corporate and other action to authorise the execution, delivery and performance by it of each of the Transaction Documents to which it is a party.

12.4    LEGAL VALIDITY

        Each Transaction Document to which it is or will be a party constitutes or when executed in accordance with its terms will constitute, a legal, valid and binding obligation enforceable in accordance with its terms, subject to general equitable principles, insolvency, liquidation and other laws affecting creditors rights generally.

12.5    NON-CONFLICT

        The execution by it of each of the Transaction Documents to which it is a party and the exercise by it of its rights and the performance of its obligations under such Transaction Documents including, without limitation, borrowing pursuant to the terms of the Intercompany Loan Agreement or granting any security contemplated by the Transaction Documents will not:

        (a) result in the existence or imposition of nor oblige it to create any Security Interest in favour of any person (other than the Funding 1 Secured Creditors) over all or any of its present or future revenues or assets;

        (b) conflict with any document which is binding upon it or any of its assets;

        (c)   conflict with its constitutional documents; or

        (d) conflict with any law, regulation or official or judicial order of any government, governmental body or court, domestic or foreign, having jurisdiction over it.

12.6   NO LITIGATION

       No litigation, arbitration or administrative proceedings are current or, to its knowledge, pending or threatened.

12.7   NO DEFAULT

       No Intercompany Loan Event of Default is continuing unremedied (if capable of remedy) or unwaived or would result from the making of any Term Advance.

12.8   AUTHORISATIONS

       All governmental consents, licences and other approvals and authorisations required or desirable in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Transaction Documents have been obtained or effected (as appropriate) and are in full force and effect.

12.9   REGISTRATION REQUIREMENTS

       Except for due registration of the Funding 1 Deed of Charge under Section 395 of the Companies Act 1985, it is not necessary that the Funding 1 Deed of Charge or the Intercompany Loan Agreement be filed, recorded or enrolled with any authority or that, except for registration fees payable to the Registrar of Companies in respect of the Security Documents, any stamp, registration or similar tax be paid on or in respect thereof.

12.10  RANKING OF SECURITY

       The security conferred by the Funding 1 Deed of Charge constitutes a first priority security interest of the type described in the Funding 1 Deed of Charge, over the security assets referred to, in the Funding 1 Deed of Charge and the security assets are not subject to any prior or pari passu Security Interests.

12.11  NO OTHER BUSINESS

(a) It has not traded or carried on any business since its date of incorporation or engaged in any activity whatsoever that is not incidental to or necessary in connection with any of the activities in which the Transaction Documents provide or envisage that it will engage.

(b) It is not party to any material agreements other than the Transaction Documents.

12.12  OWNERSHIP

(a) Its entire issued share capital is legally and beneficially owned and controlled by Holdings.

(b)    Its shares are fully paid.

12.13  GOOD TITLE AS TO ASSETS

       Funding 1 is and will remain the absolute beneficial owner of the Funding 1 Share and absolute legal and beneficial owner of all other assets charged or assigned by the Funding 1 Deed of Charge to which it is a party.

12.14  TAX

(a) It is tax resident and legally domiciled in its jurisdiction of incorporation.

(b) It has no branch, business establishment or other fixed establishment outside the United Kingdom.

12.15  REPETITION

       The representations in this Clause 12 shall survive the execution of the Intercompany Loan Agreement and the making of each Term Advance under the Intercompany Loan Agreement, and shall be repeated by Funding 1 on each Funding 1 Interest Payment Date after the date of the Intercompany Loan Agreement by reference to the facts and circumstances then subsisting.

13.    COVENANTS

13.1   DURATION

       The undertakings in this Clause 13 remain in force from the date of the Intercompany Loan Agreement for so long as any amount is or may be outstanding under the Intercompany Loan Agreement.

13.2   INFORMATION

       Funding 1 shall supply to the Security Trustee and the Rating Agencies:

       (a) as soon as the same are available its audited accounts for that Financial Year; and

       (b) promptly, such other information in connection with the matters contemplated by the Transaction Documents as the Security Trustee or the Rating Agencies may reasonably request.

13.3   NOTIFICATION OF DEFAULT

       Funding 1 shall notify the Issuer and the Security Trustee of any Intercompany Loan Event of Default (and the steps, if any, being taken to remedy it) promptly upon its occurrence.

13.4   AUTHORISATIONS

       Funding 1 shall promptly:

       (a)    obtain, maintain and comply with the terms of; and

       (b) upon request, supply certified copies to the Issuer and the Security Trustee of,

       any authorisation required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Transaction Document to which it is a party.

13.5   PARI PASSU RANKING

       Funding 1 shall procure that its obligations under the Transaction Documents do and will rank at least pari passu with all its other present and future unsecured obligations, except for obligations mandatorily preferred by law applying to companies generally.

13.6   NEGATIVE PLEDGE

       Funding 1 shall not create or permit to subsist any security interest (including but not limited to any mortgage, standard security, charge (whether legal or equitable), assignment by way of security, pledge, lien, hypothecation or other security interest securing any obligation of any person (including, without limitation, any trust or arrangement having the effect of providing security)) over or in respect of any of its assets (unless arising by operation of law) other than as provided pursuant to the Transaction Documents.

13.7   DISPOSALS

       Funding 1 shall not either in a single transaction or in a series of transactions, whether related or not and whether voluntarily or involuntarily, sell, transfer, lease or otherwise dispose of all or any part of its assets, properties or undertakings or any interest, estate, rights, title or benefits therein, other than as provided for pursuant to the Transaction Documents.

13.8   MERGERS AND ACQUISITIONS

(a) Funding 1 shall not, without the consent of the Issuer and the Security Trustee, enter into any amalgamation, demerger, merger or reconstruction.

(b) Funding 1 shall not acquire any assets or business or make any investments other than as contemplated in the Transaction Documents.

13.9   LENDING AND BORROWING

(a) Save as contemplated by the Transaction Documents, Funding 1 shall not make any loans or provide any other form of credit to any person.

(b) Funding 1 shall not give any guarantee or indemnity to or for the benefit of any person in respect of any obligation of any other person or enter into any document under which Funding 1 assumes any liability of any other person.

(c) Funding 1 shall not incur any indebtedness in respect of any borrowed money other than under the Transaction Documents.

13.10  SHARES AND DIVIDENDS

       Funding 1 shall not:

       (a) declare or pay any dividend or make any other distribution in respect of any of its shares other than in accordance with the Funding 1 Deed of Charge;

       (b) issue any further shares or alter any rights attaching to its issued shares as at the date hereof; or

       (c)    repay or redeem any of its share capital.

13.11  CHANGE OF BUSINESS

(a) Funding 1 shall not carry on any business or engage in any activity other than as contemplated by the Transaction Documents.

(b) Funding 1 shall not have any subsidiaries or subsidiary undertakings as defined in the Companies Act 1985.


(c)    Funding 1 shall not have any employees or own any premises.

13.12  TAX

(a) Funding 1 shall join with the Issuer in making a group income election under section 247 of the Income and Corporation Taxes Act 1988 in relation to any such payments as are referred to in section 247(4) of that Act and which are made under the Intercompany Loan Agreement by Funding 1 to the Issuer and Funding 1 will ensure that no steps will be taken (whether by act, omission or otherwise) by it which would reasonably be expected to lead to the revocation or invalidation of the aforementioned election. Funding 1 shall immediately notify the Issuer and the Security Trustee if it becomes aware that the aforementioned election has ceased to be in full force and effect or if circumstances arise, of which it is aware, which would be reasonably likely to result in that election ceasing to be in full force and effect.

(b)    Funding 1 shall not apply to become part of any group for the purposes of section 43 of the Value Added Tax Act 1994 with the Issuer unless required to do so by law.

13.13  UNITED STATES ACTIVITIES

       Funding 1 will not engage in any activities in the United States (directly or through agents), will not derive any income from United States sources as determined under United States income tax principles and will not hold any property if doing so would cause it to be engaged or deemed to be engaged in a trade or business within the United States as determined under United States tax principles.

14.    DEFAULT

14.1   INTERCOMPANY LOAN EVENTS OF DEFAULT

       Each of the events set out in Clauses 14.2 to 14.9 (inclusive) is an Intercompany Loan Event of Default (whether or not caused by any reason whatsoever outside the control of Funding 1 or any other person).

14.2   NON-PAYMENT

       Subject to Clause 4.1 (Recourse limited to available funds), Funding 1 does not pay on the due date or for a period of three London Business Days after such due date any amount payable by it under any Intercompany Loan Agreement at the place at and in the currency in which it is expressed to be payable.

14.3   BREACH OF OTHER OBLIGATIONS

       Funding 1 does not comply in any material respect with any of its obligations under the Transaction Documents (other than those referred to in Clause 14.2 (Non-payment)) and such non-compliance, if capable of remedy, is not remedied promptly and in any event within twenty London Business Days of Funding 1 becoming aware of the non-compliance or receipt of a notice from the Security Trustee requiring Funding 1's non-compliance to be remedied.

14.4   MISREPRESENTATION

       A representation, warranty or statement made or repeated in or in connection with any Transaction Document or in any document delivered by or on behalf of Funding 1 under or in connection with any Transaction Document is incorrect in any material respect when made or deemed to be made or repeated.

14.5   INSOLVENCY

       Any corporate action is taken by Funding 1, or any legal proceedings are started, for the winding-up, dissolution, administration or appointment of a liquidator, receiver, administrator, administrative receiver, trustee or similar officer of Funding 1 or of any or all of Funding 1's revenues and assets or any documents are filed with the court for the appointment of an administrator of Funding 1 or any formal notice of intention to appoint an administrator of Funding 1 is served or any application is made or petition is lodged for the making of an administration order in relation to Funding 1 .

14.6   CREDITORS' PROCESS

       Any attachment, sequestration, distress or execution affects any asset of Funding 1 and is not discharged within twenty London Business Days.

14.7   UNLAWFULNESS

       It is or becomes unlawful for Funding 1 to perform any of its obligations under any Transaction Document.

14.8   THE FUNDING 1 DEED OF CHARGE

       The Funding 1 Deed of Charge is not, or is alleged by Funding 1 not to be, binding on or enforceable against Funding 1 or effective to create the security intended to be created by it.

14.9   OWNERSHIP

       The entire issued share capital of Funding 1 ceases to be legally and beneficially owned and controlled by Holdings.

14.10  ACCELERATION

       Upon the occurrence of an Intercompany Loan Event of Default which is continuing unremedied and/or has not been waived, the Security Trustee may by written notice to Funding 1 (the INTERCOMPANY LOAN ACCELERATION NOTICE) which is copied to each of the Funding 1 Secured Creditors and the Mortgages Trustee:

       (a) declare the Term Advances under each or any Intercompany Loan Agreement to be immediately due and payable (whereupon the same shall, subject to Clause 14.11 (Repayment of Term Loan on acceleration)), become so payable together with accrued interest thereon and any other sums then owed by Funding 1 under the relevant Intercompany Loan Agreement or Agreements; and/or

       (b) declare the Term Advances under each or any Intercompany Loan Agreement to be due and payable on demand of the Security Trustee.

14.11  REPAYMENT OF TERM LOAN ON ACCELERATION

       Upon the Security Trustee declaring the Term Advances to be immediately due and payable pursuant to Clause 14.10(a) (Acceleration), the amount due and payable in respect of the Term Advances shall be calculated on the basis described in Clause 8.1 (Prepayment for taxation or other reasons).

15.    DEFAULT INTEREST AND INDEMNITY

15.1   DEFAULT LOAN INTEREST PERIODS

       If any sum due and payable by Funding 1 under the Intercompany Loan Agreement is not paid on the due date for payment in accordance with the relevant provision of the Intercompany Loan Agreement or if any sum due and payable by Funding 1 under any judgment or decree of any court in connection with the Intercompany Loan Agreement is not paid on the date of such judgment or decree, the period beginning on such due date or, as the case may be, the date of such judgment or decree and ending on the date upon which the obligation of Funding 1 to pay such sum (the balance thereof for the time being unpaid being herein referred to as an UNPAID
       SUM) is discharged shall be divided into successive periods, each of which (other than the first) shall start on the last day of the preceding such period and the duration of each of which shall (except as otherwise provided in this Clause 15) be selected by the Security Trustee having regard to when such unpaid sum is likely to be paid.

15.2   DEFAULT INTEREST

       During each such period relating to an unpaid sum as is mentioned in this Clause 15 an unpaid sum shall bear interest at the rate per annum which the Issuer, acting reasonably, determines and certifies to Funding 1 and the Security Trustee, will be sufficient to enable it to pay interest and other costs and indemnities on or in respect of any amount which the Issuer does not pay as a result of a non-payment under the Intercompany Loan Agreement, and/or any drawing made by it under the Liquidity Facility Agreement, as a result of such unpaid sum not being paid to it.

15.3   PAYMENT OF DEFAULT INTEREST

       Any interest which shall have accrued under Clause 15.2 (Default interest) in respect of an unpaid sum shall be due and payable and shall be paid by Funding 1 at the end of the period by reference to which it is calculated or on such other date or dates as the Security Trustee may specify by written notice to Funding 1.

15.4   BROKEN PERIODS

       Funding 1 shall forthwith on demand indemnify the Issuer against any loss or liability that the Issuer incurs as a consequence of any payment of principal being received from any source otherwise than on a Funding 1 Interest Payment Date or an overdue amount being received otherwise than on its due date.

15.5   FUNDING 1'S PAYMENT INDEMNITY

       Funding 1 undertakes to indemnify the Issuer:

       (a) against any cost, claim, loss, expense (including legal fees) or liability together with any amount in respect of Irrecoverable VAT thereon (other than by reason of the negligence or wilful default by the Issuer), which it may sustain or incur as a consequence of the occurrence of any Intercompany Loan Event of Default or any default by Funding 1 in the performance of any of the obligations expressed to be assumed by it in any of the Transaction Documents (other than by reason of negligence or wilful default on the part of the Issuer or prior breach by the Issuer of the terms of any of the Transaction Documents to which it is a party);

       (b) against any loss it may suffer as a result of its funding a Term Advance requested by Funding 1 under the Intercompany Loan Agreement (which shall include the amounts referred to in clause 6 of the Intercompany Loan Confirmation) but not made; and

       (c) against any other loss or liability (other than by reason of the negligence or default of the Issuer or breach by the Issuer of the terms of any of the Transaction Documents to which it is a party (except where such breach is caused by the prior breach of Funding
              1) or loss of profit) it may suffer by reason of having made the Term Advances available or entering into the Intercompany Loan Agreement or enforcing any security granted pursuant to the Funding 1 Deed of Charge.

16.    PAYMENTS

16.1   PAYMENT

(a) Subject to Clause 4 (Limited Recourse), interest and principal shall be paid on the Term Advances for value by Funding 1 to the Issuer Transaction Account specified by the Issuer in the Intercompany Loan Confirmation on each Funding 1 Interest Payment Date and the relevant irrevocable payment instruction for such payment shall be given by Funding 1 by no later than noon to the Cash Manager under the Cash Management Agreement (with a copy to the Issuer and the Security Trustee) on the Intercompany Loan Determination Date immediately before the relevant Funding 1 Interest Payment Date.

(b) On each date on which the Intercompany Loan Agreement requires an amount to be paid by Funding 1 under that Intercompany Loan Agreement, Funding 1 shall, unless the Intercompany Loan Agreement specifies otherwise, make the same available to the Issuer in accordance with the terms of the Intercompany Loan Agreement and by payment in Sterling in immediately available, freely transferable, cleared funds to the Issuer Transaction Account specified in the Intercompany Company Loan Confirmation or, if the Intercompany Loan Agreement specifies otherwise, to the relevant account or to such other account as the Issuer (with the consent of the Security Trustee) may notify to Funding 1 for this purpose.

16.2   ALTERNATIVE PAYMENT ARRANGEMENTS

       If, at any time, it shall become impracticable (by reason of any action of any governmental authority or any change in law, exchange control regulations or any similar event) for Funding 1 to make any payments under the Intercompany Loan Agreement in the manner specified in Clause
       16.1 (Payment), then Funding 1 shall make such alternative arrangements for the payment direct to the Issuer of amounts due under the Intercompany Loan Agreement as are acceptable to the Security Trustee (acting reasonably).

16.3   NO SET-OFF

       Subject to the terms of the Intercompany Loan Confirmation, all payments required to be made by Funding 1 under the Intercompany Loan Agreement shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

17.    ENTRENCHED PROVISIONS

       Each of Funding 1, the Issuer and the Security Trustee acknowledge and agree that Funding 1 may from time to time enter into New Intercompany Loan Agreements subject to the provisions of Clause 2 (The Term Advances) of this Agreement. If Funding 1 intends to enter into a New Intercompany Loan Agreement then the provisions of this Agreement may be varied (with the consent of the parties to this Agreement) in the Intercompany Loan Confirmation to the extent necessary to reflect the terms of that New Intercompany Loan PROVIDED THAT no variation shall be made to any of the following terms without the prior written consent of the Funding 1 Secured Creditors and the Rating Agencies:

       (a)    the Funding 1 Interest Payment Dates;

       (b) the determination of the Term Advance Rates of Interest (other than the Relevant Margin);

       (c)    Clause 4 (Limited Recourse);

       (d)    Clause 7 (Repayment); and

       (e)    Clause 9 (Taxes).

18.    FURTHER PROVISIONS

18.1   EVIDENCE OF INDEBTEDNESS

       In any proceeding, action or claim relating to the Intercompany Loan Agreement a statement as to any amount due to the Issuer under the Intercompany Loan Agreement which is certified as being correct by an officer of the Security Trustee shall, unless otherwise provided in the

       Intercompany Loan Agreement, be prima facie evidence that such amount is in fact due and payable.

18.2   RIGHTS CUMULATIVE, WAIVERS

       The respective rights of the Issuer and the Security Trustee under the Intercompany Loan Agreement:

       (a)    may be exercised as often as necessary;
       (b) are cumulative and not exclusive of its rights under the general law; and
       (c)    may be waived only in writing and specifically.

       Delay in exercising or non-exercise of any such right is not a waiver of that right.

18.3   SEVERABILITY

       If a provision of the Intercompany Loan Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

       (a) the validity or enforceability in that jurisdiction of any other provision of the Intercompany Loan Agreement; or

       (b) the validity or enforceability in other jurisdictions of that or any other provision of the Intercompany Loan Agreement.

18.4   NOTICES

       Any notices to be given pursuant to the Intercompany Loan Agreement to any of the parties thereto shall be in writing and shall be sufficiently served if sent by prepaid first class post, by hand or facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched, (where delivered by hand) on the day of delivery if delivered before 5.00 p.m. (London time) on a London Business Day or on the next London Business Day if delivered thereafter or on a day which is not a London Business Day or (in the case of first class post) when it would be received in the ordinary course of post and shall be sent to such addresses as are set out in the Intercompany Loan Confirmation or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party to the others by written notice in accordance with the provisions of this Clause 18.4.

18.5   VARIATION

       Subject to Clause 17 (Entrenched Provisions), no variation of any provision(s) of the Intercompany Loan Agreement shall be effective unless it is in writing and signed by (or by a person duly authorised by) each of the parties to the Intercompany Loan Agreement.

18.6   SECURITY TRUSTEE

       The Security Trustee shall have no responsibility for any of the obligations of the Issuer or any other party to the Intercompany Loan Agreements (other than itself). For the avoidance of doubt, the parties to the Intercompany Loan Agreement acknowledge that the rights and obligations of the Security Trustee under the Intercompany Loan Agreements are governed by the Funding 1 Deed of Charge.

18.7   COUNTERPARTS

       The Intercompany Loan Agreement may be signed (manually or by facsimile) and delivered in more than one counterpart all of which, taken together, shall constitute one and the same Agreement.

18.8   THIRD PARTY RIGHTS

       The Intercompany Loan Agreement does not create any right under the Contracts (Rights of Third Parties) Act 1999 which is enforceable by any person who is not a party to the Intercompany Loan Agreement.

19.    REDENOMINATION

       Each  obligation  under  this  Agreement  which has been  denominated  in
       sterling  shall  be   redenominated   in  Euro  in  accordance  with  EMU
       legislation upon such redenomination of the Notes.

20.    GOVERNING LAW

       The Intercompany Loan Agreement is governed by English law.

21.    SUBMISSION TO JURISDICTION

       Each party to the Intercompany Loan Agreement hereby irrevocably submits to the non-exclusive jurisdiction of the English courts in any action or proceeding arising out of or relating to the Intercompany Loan Agreement, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined by such courts. Each party to the Intercompany Loan Agreement hereby irrevocably waives, to the fullest extent it may possibly do so, any defence or claim that the English courts are an inconvenient forum for the maintenance or hearing of such action or proceeding.

                                   SCHEDULE 1

                      NOTICE OF DRAWDOWN OF A TERM ADVANCE

From:  Permanent Funding (No. 1) Limited (FUNDING 1)

To:    [ ] (the ISSUER)

Copy:  The Bank of New York (the SECURITY TRUSTEE)

Dear Sirs,

1. We refer to the agreement between, inter alios, ourselves, the Issuer and the Security Trustee (as from time to time amended, varied, novated or supplemented (the INTERCOMPANY LOAN AGREEMENT)) dated [ ] whereby an Intercompany Loan was made available to Funding 1. Terms defined in the Intercompany Loan Agreement shall have the same meaning in this notice.

2. We hereby give you notice that, pursuant to the Intercompany Loan Agreement and upon the terms and subject to the conditions contained therein, we wish a [describe Term Advance] to be made to us as follows:

       (a) Amount: (pound)[ ] of which (pound)[ ] is to be retained by you by way of set off against our obligation to reimburse such amount to you on the Closing Date under [clause 6.1] (Fee for provision of Term Advance) of the Intercompany Loan Confirmation.

       (b)    Drawdown Date: [ ]

3. We confirm that no Intercompany Loan Event of Default has occurred and is continuing which has not been waived, or would result from the making of such Term Advance.

4. We confirm that the principal amount of the Term Advance requested does not exceed the amount available under the Intercompany Loan Agreement as at [relevant Drawdown Date].

5. The net proceeds of this drawdown should be credited to our account numbered [ ] with [ ].

Yours faithfully,



for and on behalf of
Permanent Funding (No. 1) Limited

                                   SCHEDULE 2

                              SOLVENCY CERTIFICATE

                 PERMANENT FUNDING (NO. 1) LIMITED (the COMPANY)

To: [o]



       (the ISSUER)

       The Bank of New York (the SECURITY TRUSTEE)

We the undersigned HEREBY CERTIFY, that (i) having made all appropriate searches and investigations of the Company's books and records and the Company's accounts (both management and those required by law); and (ii) the officers of the Company having duly considered the provisions of the insolvency laws of the United Kingdom (including, without limitation, the provisions of sections 123 and 238 to 241 and 423 of the Insolvency Act 1986 (the ACT)):

(a) the Company is not unable to pay its debts within the meaning of section 123 of the Act and would not become unable to do so in consequence of entering into the Transaction Documents to which it is a party or making any drawing or granting any security under the Transaction Documents to which it is a party, and the Company's assets currently exceed its liabilities (taking into account its actual, contingent and prospective liabilities) and will continue to do so notwithstanding the entry into by it of the Transaction Documents and the making of any drawing or the granting of any security under the Transaction Documents to which it is a party;

(b) no execution or other process issued on a judgment, decree or order of any court in favour of a creditor of the Company remains unsatisfied in whole or in part;

(c) to the best of our knowledge and belief no corporate action has been taken or is pending, no other steps have been taken and no legal proceedings have been commenced or are threatened or are pending for (i) the winding-up, liquidation, dissolution, administration or reorganisation of the Company and no documents have been filed with the court for the appointment of an administrator and no notice of intention to appoint an administrator has been served; or (ii) the Company to enter into any composition or arrangement with its creditors generally; or
       (iii) the appointment of a receiver, administrative receiver, trustee or similar officer in respect of the Company or any of its property, undertaking or assets. No event equivalent to any of the foregoing has occurred in or under the laws of any relevant jurisdiction;

(d) no steps have been taken by the Company with a view to obtaining a moratorium in respect of any indebtedness of the Company or for the purpose of proposing a company voluntary arrangement. No event equivalent to any of the foregoing has occurred in or under the laws of any relevant jurisdiction;

(e) neither the entry into of the Transaction Documents to which it is a party nor the making of any drawing nor granting of security under the Transaction Documents to which it is a party would be a transaction at an undervalue within the meaning of section 238 of the Act, since the value of any consideration received by the Company as a result of such drawing and/or grant of security would not be significantly less than the value of any consideration provided by the Company under the Transaction Documents to which it is a party;

(f) the entry into of the Transaction Documents to which it is a party, any drawing made by the Company under or pursuant to the Transaction Documents to which it is a party, and any security granted by the Company under or pursuant to the Transaction Documents to which it is a party will be entered into or made, as the case may be, by the Company, in good faith and for the purpose of carrying on its business, and there are reasonable grounds for believing that such entry into of such Transaction Documents, such drawings and grants of security would benefit the Company; and

(g) in entering into the Transaction Documents to which it is a party, making a drawing under or pursuant to the Transaction Documents to which it is a party and/or granting security under or pursuant to the Transaction Documents to which it is a party the Company has no desire to give a preference to any person as contemplated by section 239 of the Act nor is it the purpose of the Company to put assets beyond the reach of a person who is making, or may at some time make, a claim against the Company or of otherwise prejudicing the interests of such a person in relation to the claim which he is making or may make.

Terms defined in the Master Definitions and Construction Schedule signed by the parties to the Transaction Documents and dated 25th November, 2003 shall have the same respective meanings when used in this Certificate.

DATED o

Signed for and on behalf of Permanent Funding (No. 1) Limited

.....................................
Director


.....................................
Director/Secretary

                                   SCHEDULE 3

                 FORM OF RELEVANT INTERCOMPANY LOAN CONFIRMATION

                                LOAN CONFIRMATION

                           INTERCOMPANY LOAN AGREEMENT


                                     DATED O


                        PERMANENT FUNDING (NO. 1) LIMITED
                                  AS FUNDING 1

                                        O
                               AS RELEVANT ISSUER



                       STATE STREET BANK AND TRUST COMPANY
                               AS SECURITY TRUSTEE

                          CITIBANK, N.A., LONDON BRANCH
                                  AS AGENT BANK

                                  ALLEN & OVERY
                                     London

THIS AGREEMENT is dated o

BETWEEN:

(1) PERMANENT FUNDING (NO. 1) LIMITED (registered in England and Wales No. 4267660) whose registered office is at Blackwell House, Guildhall Yard, London EC2V 5AE (FUNDING 1);

(2)    [RELEVANT  ISSUER]   (registered  in  England  and  Wales  No.  o)  whose
       registered office is at Blackwell House, Guildhall Yard, London EC2V 5AE (the [RELEVANT ISSUER]);

(3) STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company organised under the laws of the Commonwealth of Massachusetts of the United States of America with a branch office at 1 Canada Square, Canary Wharf, London E14 5AF, acting in its capacity as Security Trustee; and

(4) CITIBANK N.A., LONDON BRANCH, whose offices are at 5 Carmelite Street, London EC4Y 0PA, acting in its capacity as Agent Bank.

IT IS AGREED as follows:

1.     INTERPRETATION

1.1 The Master Definitions and Construction Schedule signed for the purposes of identification by Allen & Overy and Sidley Austin Brown & Wood on 13th June, 2002 (as the same may be amended, varied or supplemented from time to time with the consent of the parties hereto) and the [Relevant Issuer] Master Definitions and Construction Schedule signed for the purposes of identification by Allen & Overy and Sidley Austin Brown & Wood on 13th June, 2002 (as the same may be amended, varied or supplemented from time to time with the consent of the parties hereto) are expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Master Definitions and Construction Schedule and/or the [Relevant Issuer] Master Definitions and Construction Schedule (as so amended, varied or supplemented) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the Recitals hereto and this Agreement shall be construed in accordance with the interpretation provisions set out in clause 2 of the Master Definitions and Construction Schedule and the [Relevant Issuer] Master Definitions and Construction Schedule. In the event of a conflict between the Master Definitions and Construction Schedule and the [Relevant Issuer] Master Definitions and Construction Schedule, the [Relevant Issuer] Master Definitions and Construction Schedule shall prevail.

1.2 Unless the context otherwise requires, references in the Intercompany Loan Term and Conditions to:

       [complete as appropriate]

2.     INTERCOMPANY LOAN TERMS AND CONDITIONS

       Each of the parties to this Agreement agree that the Intercompany Loan Terms and Conditions signed by Funding 1 and the Security Trustee for the purposes of identification on 14th June, 2002 and the provisions set out therein shall form part of this Agreement and shall be binding on the parties to this Agreement as if they had expressly been set out herein. References in this Agreement to THIS AGREEMENT shall be construed accordingly.

3.     THE TERM ADVANCES

3.1    TERM ADVANCES

       [describe the term advances]

3.2    [TERM ADVANCE RATING]

       The Term Advance Rating in respect of the [Term AAA Advances] shall be o, in respect of the [Term AA Advances] shall be o and the Term Advance Rating in respect of the [Term BBB Advances] shall be o.

3.3    [CONDITIONS PRECEDENT]

       Save as the [Relevant Issuer] and the Security Trustee may otherwise agree, the Term Advances will not be available for utilisation unless the Security Trustee has confirmed to Funding 1 that it or its advisers have received all the information and documents listed in 0 in form and substance satisfactory to the Security Trustee.

4.     INTEREST

       [Set out interest rate, interest periods and payment dates]

5.     REPAYMENT

5.1    [Describe, inter alios:

       Repayment subject to terms of the Funding 1 Deed of Charge;

       Repayment of relevant Term Advances prior to the occurrence of a Trigger Event and prior to the service on Funding 1 of an Intercompany Loan Acceleration Notice or the service on each Issuer of a Note Acceleration Notice;

       Repayment of relevant Term Advances following the occurrence of a Non-Asset Trigger Event but prior to the service on Funding 1 of an Intercompany Loan Acceleration Notice or the service on each Issuer of a Note Acceleration Notice;

       Repayment of the relevant Terms Advances following the occurrence of an Asset Trigger Event but prior to the service on Funding 1 of an Intercompany Loan Acceleration Notice or the service on each Issuer of a Note Acceleration Notice;

       Repayment following of relevant Term Advances following the service on each Issuer of a Note Acceleration Notice bur prior to the service on Funding 1 of an Intercompany Loan Acceleration Notice;

       Repayment following the service on Funding 1 of an Intercompany Loan Acceleration Notice].

5.2    [ACKNOWLEDGEMENT OF NEW INTERCOMPANY LOANS

       The [Relevant Issuer] hereby acknowledges and agrees that from time to time Funding 1 may enter into New Intercompany Loans with New Issuers and that the obligation of Funding 1 to repay this Intercompany Loan and any New Intercompany Loan will depend on the Term Advance Rating of the
       individual   Term  Advances  made  to  Funding  1  under  the  respective

       Intercompany Loans. Subject to clause 25 of the Funding 1 Deed of Charge (Supplemental Provisions Regarding the Security Trustee), any amendments to this Agreement will be made only with the prior written consent of each party to this Agreement.]

6.     CERTAIN FEES, ETC.

       [describe  payment  and  provision,   including  set-off,  for  fees  and
       indemnities]

7.     APPLICATION OF CERTAIN PROVISIONS

       The provisions set out in Clause 4.2 (Shortfall on Final Repayment Date in respect of certain Term Advances) of the Intercompany Loan Terms and Conditions shall apply to: [describe Term Advances]

8.     ADDRESSES

       The addresses referred to in [Clause 15.4] of the Intercompany Loan Terms and Conditions are as follows:

       THE SECURITY TRUSTEE:

       For the attention of:        Corporate Trust

       Address: State Street Bank and Trust Company, 1 Canada Square, Canary Wharf, London E14 5AF

       Facsimile:                   +44 (0) 20 7416 2548



       THE [RELEVANT ISSUER]:

       For the attention of:        [The Secretary]

       Address:                     [Relevant Issuer]

       Facsimile:                   [+44 (0) 20 7556 0975]

       Copy to:                     HBOS Treasury Services plc
                                    33 Old Broad Street
                                    London EC2N 1HZ
                                    Facsimile number +44 (0) 20 7574 8784
                                    For the attention of Head of Capital Markets and Securitisations

       FUNDING 1:

       For the attention of:        The Secretary

       Address:                     Permanent Funding (No. 1) Limited

       Facsimile:                   +44 (0) 20 7556 0975

       Copy to:                     HBOS Treasury Services plc
                                    33 Old Broad Street
                                    London EC2N 1HZ
                                    Facsimile number +44 (0) 20 7574 8784
                                    For the attention of Head of Capital
                                    Markets and Securitisations

       RATING AGENCIES:

       MOODY'S:                     2 Minster Court, Mincing Lane, London
                                    EC3R 7XB
       For the attention of:        Nicholas Lindstrom

       Telephone:                   +44 (0) 20 7772 5332
       Fax:                         +44 (0) 20 7772 5400
       S&P:                         Garden House, 18 Finsbury Circus, London
                                    EC2M 7BP

       For the attention of:        Andre Vollman
       Telephone:                   +44 (0) 20 7826 3855
       Fax:                         +44 (0) 20 7826 3598

       FITCH:                       Eldon House, 2 Eldon Street, London EC2M 7UA

       For the attention of:        European Structured Finance
       Telephone:                   +44 (0) 20 7417 4355
       Fax:                         +44 (0) 20 7417 6262

                                                                  EXECUTION COPY

                        LOAN CONFIRMATION SEVENTH ISSUER
                          INTERCOMPANY LOAN AGREEMENT

                             DATED 23RD MARCH, 2005

                        PERMANENT FUNDING (NO. 1) LIMITED
                                  AS FUNDING 1

                                       AND

                         PERMANENT FINANCING (NO. 7) PLC
                                AS SEVENTH ISSUER

                                       AND

                              THE BANK OF NEW YORK
                               AS SECURITY TRUSTEE

                                       AND

                          CITIBANK, N.A., LONDON BRANCH
                                  AS AGENT BANK

                                    CONTENTS

CLAUSE                                                                      PAGE

1.  Interpretation.............................................................1
2.  Intercompany Loan Terms and Conditions.....................................2
3.  The Seventh Issuer Term Advances...........................................2
4.  Interest...................................................................4
5.  Repayment..................................................................6
6.  Prepayment.................................................................9
7.  Certain Fees, etc.........................................................10
8.  Application of Certain Provisions.........................................12
9.  Addresses.................................................................12
10. Counterparts..............................................................14
11. Third Party Rights........................................................14
12. Governing Law.............................................................14

SCHEDULE

1.  Conditions Precedent in Respect of Drawdown...............................15


Signatories...................................................................18

THIS LOAN CONFIRMATION TO THE SEVENTH ISSUER INTERCOMPANY LOAN AGREEMENT is dated 23rd March, 2005

BETWEEN:

(1) PERMANENT FUNDING (NO. 1) LIMITED (registered in England and Wales No. 4267660), a private limited company incorporated in England and Wales whose registered office is at Blackwell House, Guildhall Yard, London EC2V 5AE (FUNDING 1);

(2) PERMANENT FINANCING (NO. 7) PLC (registered in England and Wales No. 5330776), a public limited company incorporated under the law of England and Wales whose registered office is at Blackwell House, Guildhall Yard, London EC2V 5AE (the SEVENTH ISSUER);

(3) THE BANK OF NEW YORK, a New York banking corporation acting through its offices at 48th Floor, One Canada Square, London E14 5AL (acting in its capacity as SECURITY TRUSTEE); and

(4) CITIBANK, N.A., LONDON BRANCH, whose offices are at 5 Carmelite Street, London EC4Y 0PA (acting in its capacity as AGENT Bank).

IT IS AGREED as follows:

1.     INTERPRETATION

1.1 The amended and restated master definitions and construction schedule signed by, amongst others, the parties to this Agreement and dated 23rd March, 2005 (as the same may be amended, varied or supplemented from time to time with the consent of the parties to this Agreement) (the MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) and the seventh issuer master definitions and construction schedule signed for the purposes of identification by Allen & Overy LLP and Sidley Austin Brown & Wood on 23rd March, 2005 (the SEVENTH ISSUER MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) are expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Master Definitions and Construction Schedule and/or the Seventh Issuer Master Definitions and Construction Schedule (as so amended, varied or supplemented from time to time) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the Recitals hereto and this Agreement shall be construed in accordance with the interpretation provisions set out in CLAUSE 2
       (Interpretation   and   Construction)  of  the  Master   Definitions  and
       Construction Schedule and the Seventh Issuer Master Definitions and Construction Schedule.

1.2 Unless the context otherwise requires, references in the Intercompany Loan Terms and Conditions to:

       CLOSING DATE means 23rd March, 2005;

       INTERCOMPANY LOAN means the Seventh Issuer Intercompany Loan;

       INTERCOMPANY LOAN AGREEMENT means the Seventh Issuer Intercompany Loan Agreement;

       INTERCOMPANY LOAN CONFIRMATION means the Seventh Issuer Intercompany Loan Confirmation;

       ISSUER means the Seventh Issuer;

       ISSUER TRANSACTION ACCOUNT means the Seventh Issuer Sterling Account;

       NEW BASEL CAPITAL ACCORD means the new or revised capital accord as described in the consultative document "The New Basel Capital Accord" published by the Basel Committee on Banking Supervision in January 2001;

       NOTES means the Seventh Issuer Notes; and

       SEVENTH ISSUER TERM ADVANCES has the meaning given in the Seventh Issuer Master Definitions and Construction Schedule.

2.     INTERCOMPANY LOAN TERMS AND CONDITIONS

       Each of the parties to this Agreement agrees that the Intercompany Loan Terms and Conditions signed by Funding 1, the Security Trustee and the Agent Bank for the purposes of identification on 14th June, 2002, as amended and restated on 6th March, 2003, 25th November, 2003, 12th March, 2004, 22nd July, 2004 and 18th November, 2004 and from time to time and the provisions set out therein shall form part of this Agreement and shall be binding on the parties to this Agreement as if they had expressly been set out herein. References in this Agreement to "this Agreement" shall be construed accordingly.

3.     THE SEVENTH ISSUER TERM ADVANCES

3.1    SEVENTH ISSUER TERM AAA ADVANCES

       On and subject to the terms of this Agreement, the Seventh Issuer grants to Funding 1 a term loan which consists of the following sub-loans:

       (a) the series 1 term AAA advance in the maximum aggregate principal amount of (pound)523,013,000 (the SEVENTH ISSUER SERIES 1 TERM AAA ADVANCE) and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 1 Class A Seventh Issuer Notes;

       (b) the series 2 term AAA advance in the maximum aggregate principal amount of (pound)732,218,000 (the SEVENTH ISSUER SERIES 2 TERM AAA ADVANCE) and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 2 Class A Seventh Issuer Notes;

       (c) the series 3 term AAA advance in the maximum aggregate principal amount of (pound)1,183,200,000 (the SEVENTH ISSUER SERIES 3 TERM AAA ADVANCE) and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 3 Class A Seventh Issuer Notes;

       (d) the series 4 term AAA advance in the maximum aggregate principal amount of (pound)850,000,000 (the SEVENTH ISSUER SERIES 4 TERM AAA ADVANCE) and which corresponds to the principal amount upon issue of the Series 4 Class A Seventh Issuer Notes, and

       (e) the series 5 term AAA advance in the maximum aggregate principal amount of (pound)500,000,000 (the SEVENTH ISSUER SERIES 5 TERM AAA ADVANCE) and which corresponds to the principal amount upon issue of the Series 5 Class A Seventh Issuer Notes;

       and together the Seventh Issuer Series 1 Term AAA Advance, the Seventh Issuer Series 2 Term AAA Advance, the Seventh Issuer Series 3 Term AAA Advance, the Seventh Issuer Series 4 Term AAA Advance and the Seventh Issuer Series 5 Term AAA Advance are referred to herein as the SEVENTH ISSUER TERM AAA ADVANCES.

3.2    SEVENTH ISSUER TERM AA ADVANCES

       On and subject to the terms of this Agreement, the Seventh Issuer grants to Funding 1 a term loan which consists of the following sub-loans:

       (a) the series 1 term AA advance in the maximum aggregate principal amount of (pound)22,699,000 (the SEVENTH ISSUER SERIES 1 TERM AA ADVANCE) and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 1 Class B Seventh Issuer Notes;

       (b) the series 2 term AA advance in the maximum aggregate principal amount of (pound)31,747,000 (the SEVENTH ISSUER SERIES 2 TERM AA ADVANCE) and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 2 Class B Seventh Issuer Notes;

       (c) the series 3 term AA advance in the maximum aggregate principal amount of (pound)51,296,000 (the SEVENTH ISSUER SERIES 3 TERM AA ADVANCE) and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 3 Class B Seventh Issuer Notes; and

       (d) the series 4 term AA advance in the maximum aggregate principal amount of (pound)36,800,000 (the SEVENTH ISSUER SERIES 4 TERM AA ADVANCE) and which corresponds to the principal amount upon issue of the Series 4 Class B Seventh Issuer Notes, and together the Seventh Issuer Series 1 Term AA Advance, the Seventh Issuer Series 2 Term AA Advance, the Seventh Issuer Series 3 Term AA Advance and the Seventh Issuer Series 4 Term AA Advance are referred to herein as the SEVENTH ISSUER TERM AA ADVANCES.

3.3    SEVENTH ISSUER TERM BBB ADVANCES

       On and subject to the terms of this Agreement, the Seventh Issuer grants to Funding 1 a term loan which consists of the following sub-loans:

       (a) the series 1 term BBB advance in the maximum aggregate principal amount of (pound)22,071,000 (the SEVENTH ISSUER SERIES 1 TERM BBB ADVANCE) and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 1 Class C Seventh Issuer Notes;

       (b) the series 2 term BBB advance in the maximum aggregate principal amount of (pound)30,963,000 (the SEVENTH ISSUER SERIES 2 TERM BBB ADVANCE) and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 2 Class C Seventh Issuer Notes;

       (c) the series 3 term BBB advance in the maximum aggregate principal amount of (pound)49,973,000 (the SEVENTH ISSUER SERIES 3 TERM BBB ADVANCE) and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 3 Class C Seventh Issuer Notes; and

       (d) the series 4 term BBB advance in the maximum aggregate principal amount of (pound)35,900,000 (the SEVENTH ISSUER SERIES 4 TERM BBB ADVANCE) and which corresponds to the principal amount upon issue of the Series 4 Class C Seventh Issuer Notes, and together the Seventh Issuer Series 1 Term BBB Advance, the Seventh Issuer Series 2 Term BBB Advance, the Seventh Issuer Series 3 Term BBB Advance and the Seventh Issuer Series 4 Term BBB Advance are referred to herein as the SEVENTH ISSUER TERM BBB ADVANCES.

3.4    TERM ADVANCE RATING

       The Term Advance Rating in respect of the Seventh Issuer Term AAA Advances shall be AAA/Aaa/AAA, the Term Advance Rating in respect of the Seventh Issuer Term AA Advances shall be AA/Aa3/AA and the Term Advance Rating in respect of the Seventh Issuer Term BBB Advances shall be BBB/Baa2/BBB.

3.5    CONDITIONS PRECEDENT

       Save as the Seventh Issuer and the Security Trustee may otherwise agree, the Seventh Issuer Term Advances will not be available for utilisation unless the Security Trustee has confirmed to Funding 1 that it or its advisers have received all the information and documents listed IN
       SCHEDULE 1 hereof in form and substance satisfactory to the Security Trustee.

4.     INTEREST

4.1    RATE OF INTEREST TO FIRST FUNDING 1 INTEREST PAYMENT DATE

       On the Closing Date the Agent Bank will determine the Initial Relevant Screen Rate (as defined below) in respect of each Seventh Issuer Term Advance as at or about 11.00 a.m. (London time) on that date. If the Initial Relevant Screen Rate is unavailable, the Agent Bank will request the principal London office of each of the Reference Banks to provide the Agent Bank with its offered quotations to leading banks for two-month and three-month sterling deposits of (pound)10,000,000, iN THE London inter-bank market as at or about 11.00 a.m. (London time) on such Closing Date. The Term Advance Rates of Interest for the first Interest Period shall be the aggregate of (a) the Relevant Margin and (b) the Initial Relevant Screen Rate or, if the Initial Relevant Screen Rate is unavailable, the linear interpolation of the arithmetic mean of such offered quotations for two-month sterling deposits and the arithmetic mean of such offered quotations for three-month sterling deposits (rounded upwards, if necessary, to five decimal places).

       INITIAL RELEVANT SCREEN RATE means the linear interpolation of the arithmetic mean of the offered quotations to leading banks for two-month sterling deposits and the arithmetic mean of the offered quotations to leading banks for three-month sterling deposits (rounded upwards if necessary to five decimal places) displayed on the Moneyline Telerate monitor at Moneyline Telerate page number 3750 (or such replacement page on that service which displays the information) or, if that service ceases to display the information, such other service as may be determined by the Seventh Issuer with the approval of the Security Trustee.

4.2    TERM ADVANCE RATES OF INTEREST

       The Term Advance Rate of Interest payable on each Term Advance shall be LIBOR for three-month sterling deposits as determined in accordance with CLAUSE 6 of the Intercompany Loan Terms and Conditions plus a RELEVANT MARGIN which shall be:

       (a) in respect of the Seventh Issuer Series 1 Term AAA Advance, a margin of minus 0.0462 per cent. per annum;

       (b) in respect of the Seventh Issuer Series 2 Term AAA Advance, a margin of 0.0504 per cent. per annum up to and including the Interest Period ending in December 2011 and thereafter 0.3508 per cent. per annum;

       (c) in respect of the Seventh Issuer Series 3 Term AAA Advance, a margin of 0.07662 per cent. per annum up to and including the Interest Period ending in December 2011 and thereafter 0.40324 per cent. per annum;

       (d) in respect of the Seventh Issuer Series 4 Term AAA Advance, a margin of 0.0800 per cent. per annum up to and including the Interest Period ending in December 2011 and thereafter 0.1600 per cent. per annum;

       (e) in respect of the Seventh Issuer Series 5 Term AAA Advance, a margin of 0.1000 per cent. per annum up to and including the Interest Period ending in December 2011 and thereafter 0.2000 per cent. per annum;

       (f) in respect of the Seventh Issuer Series 1 Term AA Advance, a margin of 0.1146 per cent. per annum up to and including the Interest Period ending in December 2011 and thereafter 0.4792 per cent. per annum;

       (g) in respect of the Seventh Issuer Series 2 Term AA Advance, a margin of 0.1275 per cent. per annum up to and including the Interest Period ending in December 2011 and thereafter 0.505 per cent. per annum;

       (h) in respect of the Seventh Issuer Series 3 Term AA Advance, a margin of 0.13178 per cent. per annum up to and including the Interest Period ending in December 2011 and thereafter 0.51356 per cent. per annum;

       (i) in respect of the Seventh Issuer Series 4 Term AA Advance, a margin of 0.1300 per cent. per annum up to and including the Interest Period ending in December 2011 and thereafter 0.2600 per cent. per annum;

       (j) in respect of the Seventh Issuer Series 1 Term BBB Advance, a margin of 0.3886 per cent. per annum up to and including the Interest Period ending in December 2011 and thereafter 1.0272 per cent. per annum;

       (k) in respect of the Seventh Issuer Series 2 Term BBB Advance, a margin of 0.3818 per cent. per annum up to and including the Interest Period ending in December 2011 and thereafter 1.0136 per cent. per annum;

       (l) in respect of the Seventh Issuer Series 3 Term BBB Advance, a margin of 0.4649 per cent. per annum up to and including the Interest Period ending in December 2011 and thereafter 1.1798 per cent. per annum; and

       (m) in respect of the Seventh Issuer Series 4 Term BBB Advance, a margin of 0.4500 per cent. per annum up to and including the Interest Period ending in December 2011 and thereafter 0.9000 per cent. per annum.

4.3    INTEREST PERIODS

       The first Interest Period shall commence on (and include) the Closing Date and end on (but exclude) the Funding 1 Interest Payment Date falling in June, 2005. Each subsequent Interest Period shall commence on (and include) a Funding 1 Interest Payment Date and end on (but exclude) the following Funding 1 Interest Payment Date.

5.     REPAYMENT

5.1    REPAYMENT SUBJECT TO TERMS OF THE FUNDING 1 DEED OF CHARGE

       The terms and provisions of this CLAUSE 5 are to be read subject to the provisions of PART II of SCHEDULE 3 to the Funding 1 Deed of Charge and as the same may be further amended or varied from time to time in accordance with the terms of the Funding 1 Deed of Charge. Without limiting the generality of the foregoing, the Seventh Issuer Term Advances shall become due and payable as described in PARAGRAPH 1.4 of
       PART II of SCHEDULE 3 of the Funding 1 Deed of Charge.

5.2 REPAYMENT OF SEVENTH ISSUER TERM AAA ADVANCES PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT AND PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE

       Subject to the provisions of CLAUSES 1 and 2 of PART II of SCHEDULE 3 of the Funding 1 Deed of Charge, prior to the occurrence of a Trigger Event and prior to the service on Funding 1 of an Intercompany Loan Acceleration Notice or the service on each Issuer of a Note Acceleration Notice, Funding 1 shall repay to the Seventh Issuer:

       (a) the Seventh Issuer Series 1 Term AAA Advance on the Funding 1 Interest Payment Date falling in March 2006;

       (b) the Seventh Issuer Series 2 Term AAA Advance on the Funding 1 Interest Payment Date falling in September 2007;

       (c) the Seventh Issuer Series 3 Term AAA Advance in four equal instalments (each a Scheduled Amortisation Instalment) on the Funding 1 Interest Payment Date falling in September 2009, December 2009, March 2010 and June, 2010 but if there are insufficient funds available to repay the Scheduled Amortisation Instalments on such Funding 1 Interest Payment Dates, then the shortfall shall be repaid on subsequent Funding 1 Interest Payment Dates from Funding 1 Available Principal Receipts until the Seventh Issuer Series 3 Term AAA Advance is fully repaid;

       (d) the Seventh Issuer Series 4 Term AAA Advance in two equal instalments (each a Scheduled Amortisation Instalment) on the Funding 1 Interest Payment Date falling June 2010 and September 2010 but if there are insufficient funds available to repay the Scheduled Amortisation Instalments on such Funding 1 Interest Payment Dates, then the shortfall shall be repaid on subsequent Funding 1 Interest Payment Dates from Funding 1 Available Principal Receipts until the Seventh Issuer Series 4 Term AAA Advance is fully repaid; and

       (e) the Seventh Issuer Series 5 Term AAA Advance in two equal instalments (each a Scheduled Amortisation Instalment) on the Funding 1 Interest Payment Date falling in June 2011 and December 2011 but if there are insufficient funds available to repay the Scheduled Amortisation Instalments on such Funding 1 Interest Payment Dates, then the shortfall shall be repaid on subsequent
              Funding  1  Interest   Payment  Dates
              from Funding 1 Available Principal Receipts until the Seventh Issuer Series 5 Term AAA Advance is fully repaid.

5.3 REPAYMENT OF SEVENTH ISSUER TERM AA ADVANCES PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT AND PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE

       Subject to the provisions of CLAUSES 1 and 2 of PART II of SCHEDULE 3 of the Funding 1 Deed of Charge, prior to the occurrence of a Trigger Event and prior to the service on Funding 1 of an Intercompany Loan Acceleration Notice or the service on each Issuer of a Note Acceleration Notice, Funding 1 shall repay to the Seventh Issuer:

       (a) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Seventh Issuer Series 1 Term AAA Advance is fully repaid, the Seventh Issuer Series 1 Term AA Advance to the extent of Funding 1 Available Principal Receipts until the Seventh Issuer Series 1 Term AA Advance is fully repaid;

       (b) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Seventh Issuer Series 2 Term AAA Advance is fully repaid, the Seventh Issuer Series 2 Term AA Advance to the extent of Funding 1 Available Principal Receipts until the Seventh Issuer Series 2 Term AA Advance is fully repaid;

       (c) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Seventh Issuer Series 3 Term AAA Advance is fully repaid, the Seventh Issuer Series 3 Term AA Advance to the extent of Funding 1 Available Principal Receipts until the Seventh Issuer Series 3 Term AA Advance is fully repaid; and

       (d) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Seventh Issuer Series 4 Term AAA Advance is fully repaid, the Seventh Issuer Series 4 Term AA Advance to the extent of Funding 1 Available Principal Receipts until the Seventh Issuer Series 4 Term AA Advance is fully repaid.

5.4 REPAYMENT OF SEVENTH ISSUER TERM BBB ADVANCES PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT AND PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE

       Subject to the provisions of CLAUSES 1 and 2 of PART II of SCHEDULE 3 of the Funding 1 Deed of Charge, prior to the occurrence of a Trigger Event and prior to the service on Funding 1 of an Intercompany Loan Acceleration Notice or the service on each Issuer of a Note Acceleration Notice, Funding 1 shall repay to the Seventh Issuer:

       (a) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Seventh Issuer Series 1 Term AA Advance is fully repaid, the Seventh Issuer Series 1 Term BBB Advance to the extent of Funding 1 Available Principal Receipts until the Seventh Issuer Series 1 Term BBB Advance is fully repaid;

       (b) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Seventh Issuer Series 2 Term AA Advance is fully repaid, the Seventh Issuer Series 2 Term BBB Advance to the extent of Funding 1

              Available Principal Receipts until the Seventh Issuer Series 2 Term BBB Advance is fully repaid;

       (c) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Seventh Issuer Series 3 Term AA Advance is fully repaid, the Seventh Issuer Series 3 Term BBB Advance to the extent of Funding 1 Available Principal Receipts until the Seventh Issuer Series 3 Term BBB Advance is fully repaid; and

       (d) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Seventh Issuer Series 4 Term AA Advance is fully repaid, the Seventh Issuer Series 4 Term BBB Advance to the extent of Funding 1 Available Principal Receipts until the Seventh Issuer Series 4 Term BBB Advance is fully repaid.

5.5 REPAYMENT OF SEVENTH ISSUER TERM ADVANCES FOLLOWING THE OCCURRENCE OF A NON-ASSET TRIGGER EVENT BUT PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE

       On and from the Funding 1 Interest Payment Date following the occurrence of a Non-Asset Trigger Event but prior to the service on Funding 1 of an Intercompany Loan Acceleration Notice or the service on each Issuer of a Note Acceleration Notice, Funding 1 shall repay the Seventh Issuer Term Advances on each Funding 1 Interest Payment Date from Funding 1 Available Principal Receipts in the manner set out in CLAUSE 3 of PART II of
       SCHEDULE 3 to the Funding 1 Deed of Charge.

5.6 REPAYMENT OF SEVENTH ISSUER TERM ADVANCES FOLLOWING THE OCCURRENCE OF AN ASSET TRIGGER EVENT BUT PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE

       Following the occurrence of an Asset Trigger Event but prior to the service on Funding 1 of an Intercompany Loan Acceleration Notice or the service on each Issuer of a Note Acceleration Notice, Funding 1 shall repay the Seventh Issuer Term Advances on each Funding 1 Interest Payment Date from Funding 1 Available Principal Receipts in the manner set out in CLAUSE 4 of PART II of SCHEDULE 3 to the Funding 1 Deed of Charge.

5.7 REPAYMENT OF SEVENTH ISSUER TERM ADVANCES FOLLOWING THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE BUT PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE

       Following the service on each Issuer (including the Seventh Issuer) of a Note Acceleration Notice pursuant to the terms of the Seventh Issuer Deed of Charge but prior to the service on Funding 1 of an Intercompany Loan Acceleration Notice, Funding 1 shall apply Funding 1 Available Principal Receipts in the manner set out in CLAUSE 5 of PART II of SCHEDULE 3 to the Funding 1 Deed of Charge.

5.8 REPAYMENT FOLLOWING THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE

       Following the service on Funding 1 of an Intercompany Loan Acceleration Notice pursuant to the terms of the Funding 1 Deed of Charge, the Seventh Issuer Intercompany Loan shall be repaid in the manner set out in PART III of SCHEDULE 3 to the Funding 1 Deed of Charge (as the same shall be amended from time to time).

5.9    ACKNOWLEDGEMENT OF PREVIOUS INTERCOMPANY LOANS

       The Seventh Issuer hereby acknowledges and agrees that Funding 1 has entered into an intercompany loan agreement with Permanent Financing (No.
       1) PLC (the FIRST ISSUER) dated 14th June, 2002 (the FIRST ISSUER INTERCOMPANY LOAN AGREEMENT), an intercompany loan agreement with Permanent Financing (No. 2) PLC (the SECOND ISSUER) dated 6th March, 2003 (the SECOND ISSUER INTERCOMPANY LOAN AGREEMENT), an intercompany loan agreement with Permanent Financing (No. 3) PLC (the THIRD ISSUER) dated 25th November, 2003 (the THIRD INTERCOMPANY LOAN AGREEMENT), an intercompany loan agreement with Permanent Financing (No. 4) PLC (the FOURTH ISSUER) dated 12th March, 2004 (the FOURTH INTERCOMPANY LOAN AGREEMENT), an intercompany loan agreement with Permanent Financing (No.
       5) PLC (the FIFTH ISSUER) dated 22nd July, 2004 (the FIFTH INTERCOMPANY LOAN AGREEMENT) and an intercompany loan agreement with Permanent Financing (No. 6) PLC (the SIXTH ISSUER) dated 18th November, 2004 (the SIXTH INTERCOMPANY LOAN AGREEMENT) and accordingly, the obligation of Funding 1 to repay this Seventh Issuer Intercompany Loan, the Sixth Issuer Intercompany Loan, the Fifth Issuer Intercompany Loan, the Fourth Issuer Intercompany Loan, the Third Issuer Intercompany Loan, the Second Issuer Intercompany Loan and the First Issuer Intercompany Loan will depend on the Term Advance Ratings of the various Term Advances made to Funding 1 under this Seventh Issuer Intercompany Loan Agreement, the Sixth Intercompany Loan Agreement, the Fifth Intercompany Loan Agreement, the Fourth Issuer Intercompany Loan Agreement, the Third Issuer Intercompany Loan Agreement, the Second Issuer Intercompany Loan
       Agreement and the First Issuer Intercompany Loan Agreement and the provisions of SCHEDULE 3 to the Funding 1 Deed of Charge.

5.10   ACKNOWLEDGEMENT OF NEW INTERCOMPANY LOANS

       The Seventh Issuer hereby acknowledges and agrees that from time to time Funding 1 may enter into New Intercompany Loans with New Issuers and that the obligation of Funding 1 to repay this Seventh Issuer Intercompany Loan and any New Intercompany Loan will depend on the Term Advance Rating of the individual Term Advances made to Funding 1 under any of the First Issuer Intercompany Loan, the Second Issuer Intercompany Loan Agreement, the Third Issuer Intercompany Loan Agreement, the Fourth Issuer Intercompany Loan, the Fifth Issuer Intercompany Loan, the Sixth Issuer Intercompany Loan, this Seventh Issuer Intercompany Loan and any New Intercompany Loans and the provisions of Schedule 3 to the Funding 1 Deed of Charge. Subject to CLAUSE 25 of the Funding 1 Deed of Charge (Supplemental Provisions Regarding the Security Trustee), any amendments to this Agreement will be made only with the prior written consent of each party to this Agreement.

6.     PREPAYMENT

6.1    PREPAYMENT OF SEVENTH ISSUER TERM ADVANCES

(a) If the conditions to the Redemption Option set out in CONDITION 5(F) of the Seventh Issuer Notes are met, then Funding 1 has the right to prepay the Term Advances corresponding to the Called Notes at an amount equal to their Specified Amount (as set out in CONDITION 5(F) of the Seventh Issuer Notes) without penalty or premium but subject to CLAUSE 15 (Default Interest and Indemnity) of the Intercompany Loan Terms and Conditions; and

(b) each of the Security Trustee, the Agent Bank (without liability or responsibility to any secured creditor in respect of any loss, liability or claim arising as a result thereof), Funding 1 and the Seventh Issuer shall concur in, execute and do all such deeds, instruments, acts and things, and shall consent to any amendment, modification or waiver of the provisions of the Seventh Issuer Transaction Documents to which it is a party, which may be necessary or

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       desirable to permit and give effect to the  prepayment  (as  certified by the Seventh Issuer and/or Funding 1 to the Security Trustee prior to any such amendment, modification or waiver being effected), including any waiver of covenants of Funding 1.

6.2    APPLICATION OF MONIES

       The Seventh Issuer hereby agrees to apply any amounts received by way of prepayment pursuant to CLAUSE 6.1 (Prepayment of Seventh Issuer Term Advances) in making repayments under the relevant Seventh Issuer Notes pursuant to its Redemption Option.

7.     CERTAIN FEES, ETC.

7.1    FEE FOR PROVISION OF SEVENTH ISSUER TERM ADVANCES

       Funding 1 shall (except in the case of payments due under paragraphs (c), (e), (f) and (i) below, which shall be paid when due) on each Funding 1 Interest Payment Date pay to the Seventh Issuer for same day value to the Seventh Issuer Transaction Account a fee for the provision of the Seventh Issuer Term Advances. Such fee shall be an amount or amounts in the aggregate equal to the following:

       (a) the fees, costs, charges, liabilities and expenses and any other amounts due and payable to the Security Trustee pursuant to the Seventh Issuer Deed of Charge together with interest thereon as provided therein;

       (b) the fees, costs, charges, liabilities and expenses and any other amounts due and payable to the Note Trustee pursuant to the Seventh Issuer Trust Deed together with interest thereon as provided therein;

       (c) the reasonable fees and expenses of any legal advisers, accountants and auditors appointed by the Seventh Issuer and properly incurred in their performance of their functions under the Transaction Documents which have fallen due;

       (d) the fees, costs and expenses due and payable to the Paying Agents, the Registrar, the Transfer Agent and the Agent Bank pursuant to the Seventh Issuer Paying Agent and Agent Bank Agreement;

       (e) any amounts due and payable by the Seventh Issuer to the Inland Revenue in respect of the Seventh Issuer's liability to United Kingdom corporation tax (insofar as payment is not satisfied by the surrender of group relief or out of the profits, income or gains of the Seventh Issuer and subject to the terms of the Seventh Issuer Deed of Charge) or any other Taxes payable by the Seventh Issuer;

       (f) the fees, costs, charges, liabilities and expenses due and payable to the Seventh Issuer Account Bank, pursuant to the Seventh Issuer Bank Account Agreement (if any);

       (g) the fees, costs, charges, liabilities and expenses due and payable to the Seventh Issuer Cash Manager, pursuant to the Seventh Issuer Cash Management Agreement;

       (h) any termination payment due and payable by the Seventh Issuer to any Seventh Issuer Swap Provider, pursuant to any Seventh Issuer Swap Agreement;

       (i) the fees, costs, charges and liabilities and expenses due and payable to the Corporate Services Provider pursuant to the Seventh Issuer Corporate Services Agreement;

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

       (j)    an amount equal to "G" where G is calculated as follows:

              G = (A - D - H) or, if such calculation is less than zero, then G shall be zero where,

              A = 0.01 per cent of the interest amounts paid by Funding 1 to the Seventh Issuer on the Seventh Issuer Term Advances on the immediately preceding Funding 1 Interest Payment Date;

              D = E - F

                     where,

                     E   = the interest  amounts  (which  excludes  those fee
                           amounts in this CLAUSE 27.1) paid by Funding 1 to the Seventh Issuer on the Seventh Issuer Term Advances on the immediately preceding Funding 1 Interest Payment Date; and

                     F   = amounts   paid  by  the  Seventh   Issuer   under
                           paragraphs (d) to (h) of the Seventh Issuer Pre-Enforcement Revenue Priority of Payments on the immediately preceding Funding 1 Interest Payment Date;

                            and

                     H   = the cumulative  aggregate of (D - A) as calculated
                           on each previous Funding 1 Interest Payment Date. If such cumulative aggregate of (D - A) is less than zero, then H shall be zero;

              (k) any other amounts due or overdue by the Seventh Issuer to third parties including the Rating Agencies and the amounts paid by the Seventh Issuer under the Subscription Agreement and the Underwriting Agreement (excluding, for these purposes, the Noteholders) other than amounts specified in paragraphs (a) to (j) above; and

              (l) if on any Funding 1 Interest Payment Date there are Seventh Issuer Principal Receipts remaining in the Seventh Issuer Bank Accounts, an amount equal to the difference between
                     (i) the interest that would be earned by the Seventh Issuer on such Seventh Issuer Principal Receipts remaining in the Seventh Issuer Bank Accounts during the next succeeding Interest Period and (ii) the interest that would be payable by the Seventh Issuer applying the weighted average rate of interest payable on the Series 5 Seventh Issuer Notes or the relevant Seventh Issuer Currency Swap Agreements due for repayment at the end of that Interest Period to such Seventh Issuer Principal Receipts remaining in the Seventh Issuer Bank Accounts, together with, (i) in respect of taxable supplies made to the Seventh Issuer, an amount in respect of any value added tax or similar tax payable in respect thereof against production of a valid tax invoice; and (ii) in respect of taxable supplies made to a person other than the Seventh Issuer, any amount in respect of any Irrecoverable VAT or similar tax payable in respect thereof (against production of a copy of the relevant tax invoice), and to be applied subject to and in accordance with the provisions of the Seventh Issuer Pre-Enforcement Revenue Priority of Payments in the Seventh Issuer Cash Management Agreement.

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

7.2    SET-OFF

       Funding  1  and  each  of  the  other  parties  to  the  Seventh   Issuer
       Intercompany Loan Agreement agree that the Seventh Issuer shall be entitled to set-off those amounts due and payable by Funding 1 pursuant to this CLAUSE 7 on the Closing Date against the amount to be advanced by the Seventh Issuer to Funding 1 by way of the Seventh Issuer Term Advances on the Closing Date.

8.     APPLICATION OF CERTAIN PROVISIONS

       The  provisions  set  out  in  CLAUSE  4.2  (Limited   Recourse)  of  the
       Intercompany Loan Terms and Conditions shall apply to:

       (a)    the Seventh Issuer Term AA Advances; and

       (b)    the Seventh Issuer Term BBB Advances.

9.     ADDRESSES

       The addresses referred to in CLAUSE 18.4 (Notices) of the Intercompany Loan Terms and Conditions are as follows:

       THE SECURITY TRUSTEE:

       THE BANK OF NEW YORK

       For the attention of:       Global Structured Finance - Corporate Trust

       Address:                    The Bank of New York
                                   One Canada Square
                                   London
                                   E14 5AL

       Facsimile:                  + 44 20 7964 60 1/6399

       THE SEVENTH ISSUER:

       For the attention of:       The Secretary

       Address:                    Permanent Financing (No. 7) PLC
                                   Blackwell House
                                   Guildhall Yard
                                   London EC2V 5AE

       Facsimile:                  +44 (0) 20 7556 0975

       Copy to:                    HBOS Treasury Services plc
                                   33 Old Broad Street
                                   London EC2N 1HZ

       Facsimile:                  +44 (0) 20 7574 8303

       For the attention of:       Head of Mortgage Securitisation and Covered
                                   Bonds

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

FUNDING 1:

       For the attention of:       The Secretary

       Address:                    Permanent Funding (No. 1) Limited
                                   Blackwell House
                                   Guildhall Yard
                                   London EC2V 5AE

       Facsimile:                  +44 (0) 20 7556 0975

       Copy to:                    HBOS Treasury Services plc
                                   33 Old Broad Street
                                   London EC2N 1HZ

       Facsimile number:           +44 (0) 20 7574 8303

       For the attention of:       Head of Mortgage Securitisation and Covered
                                   Bonds

       RATING AGENCIES:

       MOODY'S:

       Address:                    2 Minster Court, Mincing Lane, London
                                   EC3R 7XB

       For the attention of:       Nicholas Lindstrom

       Telephone:                  +44 (0) 20 7772 5332

       Facsimile:                  +44 (0) 20 7772 5400

       S&P:

       Address:                    Garden House, 18 Finsbury Circus, London
                                   EC2M 7NJ

       For the attention of:       Andre Vollmann

       Telephone:                  +44 (0) 20 7826 3855

       Facsimile:                  +44 (0) 20 7826 3598

       FITCH:

       Address:                    101 Finsbury Pavement, London EC2A 1RS

       For the attention of:       FS Surveillance

       Telephone:                  +44 (0) 20 7417 4355

       Facsimile:                  +44 (0) 20 7417 6262

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

10.    COUNTERPARTS

       This Intercompany Loan Confirmation may be signed (manually or by facsimile) and delivered in more than one counterpart all of which, taken together, shall constitute one and the same Agreement.

11.    THIRD PARTY RIGHTS

       The Intercompany Loan Confirmation does not create any right under the Contracts (Rights of Third Parties) Act 1999 which is enforceable by any person who is not a party to the Intercompany Loan Agreement.

12.    GOVERNING LAW

       This Seventh Issuer Intercompany Loan Confirmation is governed by and shall be construed in accordance with English law.

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

                                   SCHEDULE 3

                   CONDITIONS PRECEDENT IN RESPECT OF DRAWDOWN

1.     AUTHORISATIONS

(a) A copy of the memorandum and articles of association, certificate of incorporation and certificate of incorporation on change of name of Funding 1.

(b) A copy of a resolution of the board of directors of Funding 1 authorising the entry into, execution and performance of each of the Transaction Documents to which Funding 1 is a party and authorising specified persons to execute those on its behalf.

(c)    A certificate of a director of Funding 1 certifying:

       (i) that each document delivered under this paragraph 1 of SCHEDULE 1 is correct, complete and in full force and effect as at a date no later than the date of execution of the Seventh Issuer Intercompany Loan Agreement and undertaking to notify the Security Trustee if that position should change prior to the first Drawdown Date; and

       (ii) as to the identity and specimen signatures of the directors and signatories of Funding 1.

2.     SECURITY

(a) The Funding 1 Deed of Charge (and the Sixth Deed of Accession) duly executed by the parties thereto.

(b) Duly completed bank account mandates in respect of the Funding 1 GIC Account and the Funding 1 Transaction Account.

(c)    Security Power of Attorney for Funding 1.

3.     LEGAL OPINION

       Legal opinions of:

       (a) Shepherd & Wedderburn Scottish legal advisers to the Seller and the Servicer, addressed to, inter alios, the Security Trustee;

       (b) Allen & Overy LLP, English and U.S. legal advisers to the Seller, the Seventh Issuer and the Servicer, addressed to, inter alios, the Security Trustee; and

4.     TRANSACTION DOCUMENTS

       Duly executed copies of:

       (a)    the Servicing Agreement;

       (b)    the Mortgages Trust Deed;

       (c)    the Halifax Deed and Power of Attorney;

       (d)    the Funding 1 Deed of Charge;

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

(e)    the Second Supplemental  Funding 1 Deed of Charge;

(f)    the Funding 1 Swap Agreement;

(g)    the Corporate Services  Agreements;

(h)    the Funding 1 Liquidity Facility Agreement;

(i) the First Issuer Intercompany Loan Agreement, the Second Issuer Intercompany Loan Agreement and the Third Issuer Intercompany Loan Agreement, the Fourth Issuer Intercompany Loan Agreement, the Fifth Issuer Intercompany Loan Agreement, the Sixth Issuer Intercompany Loan Agreement and the Seventh Issuer Intercompany Loan Agreement;

(j)    the Cash Management Agreement;

(k)    the Bank Account Agreement;

(l)    the Funding 1 Guaranteed Investment Contract;

(m) the First Start-up Loan Agreement, the Second Start-up Loan Agreement, the Third Start-up Loan Agreement, the Fourth Start-up Loan Agreement, the Fifth Start-up Loan Agreement, the Sixth Start-up Loan Agreement and the Seventh Start-up Loan Agreement;

(n)    the Mortgage Sale  Agreement;

(o)    the Seller Power of Attorney;

(p)    the Seventh Issuer Deed of Charge;

(q)    the Seventh Issuer Cash Management Agreement;

(r)    the Seventh Issuer Swap Agreements;

(s)    the Seventh Issuer Bank Account Agreement;

(t)    the Seventh Issuer Post-Enforcement Call Option Agreement;

(u)    the Seventh Issuer Trust Deed;

(v)    the Seventh Issuer Global Notes;

(w)    the Seventh Issuer Paying Agent and Agent Bank Agreement;

(x)    the Underwriting Agreement;

(y)    the Subscription Agreements;

(z)    the Mortgages Trustee Guaranteed Investment Contract; and

(aa) the Master Definitions and Construction Schedule, the First Issuer Master Definitions and Construction Schedule, the Second Issuer Master
       Definitions   and   Construction   Schedule,   the  Third  Issuer  Master
       Definitions  and   Construction   Schedule,   the  Fourth  Issuer  Master
       Definitions   and   Construction   Schedule,   the  Fifth  Issuer  Master

       Definitions   and   Construction   Schedule,   the  Sixth  Issuer  Master
       Definitions and Construction Schedule and the Seventh Issuer Master Definitions and Construction Schedule.

5.     BOND DOCUMENTATION

(d) Confirmation that the Seventh Issuer Notes have been issued and the subscription proceeds received by the Seventh Issuer; and

(e)    Copies of the Offering Circular.

6.     MISCELLANEOUS

       Solvency certificates from Funding 1 signed by two directors of Funding 1 in or substantially in the form set out in SCHEDULE 2 to the Intercompany Loan Terms and Conditions.

                                   SIGNATORIES

IN WITNESS WHEREOF the parties have caused this Agreement to be duly executed on the day and year appearing on page 1.

FUNDING 1

SIGNED by                               )
for and on behalf of                    )
PERMANENT FUNDING (NO. 1) LIMITED       )        ..........................


SEVENTH ISSUER

SIGNED by                               )
for and on behalf of                    )
PERMANENT FINANCING (NO. 7) PLC         )        ..........................


SECURITY TRUSTEE

SIGNED by                               )
for and on behalf of                    )
THE BANK OF NEW YORK                    )        ..........................


AGENT BANK

SIGNED by                               )
for and on behalf of                    )
CITIBANK, N.A.,
LONDON BRANCH                           )        ..........................

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